UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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MDC PARTNERS INC.

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MDC PARTNERS INC.

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN THAT an annual and special meeting (the “Meeting”) of the shareholders of MDC Partners Inc. (“MDC Partners” or the “Company”) will be held at the Core Club, 66 E. 55th Street, New York, N.Y. on Friday, May 30, 2008 at 10:30 a.m. (New York City time) for the following purposes:

1.	To receive the consolidated financial statements of MDC Partners for the fiscal year ended December 31, 2007, together with the report of the auditors thereon;
2.	To elect eight directors of MDC Partners;
3.	To appoint auditors;
4.	To approve the Company’s 2008 Key Partner Incentive Plan; and
5.	To transact such further and other business as may properly come before the Meeting or any adjournment thereof.

The accompanying Proxy Statement and Management Information Circular provides additional information to the matters to be dealt with at the Meeting and is deemed to form part of this notice. Attendance and voting are limited to shareholders of record at the close of business on April 4, 2008.

Shareholders who are unable to attend the meeting in person are asked to complete, date and sign the enclosed form of proxy and to return it promptly in the envelope provided.

Proxies to be used at the Meeting must be received by CIBC Mellon Trust Company, Attn: Proxy Department, P.O. Box 721, Agincourt, Ontario M1S 0A1, or by fax to (416) 368-2502, not later than 5:00 p.m. (Eastern Daylight Time) on Wednesday, May 28, 2008 (or, if the Meeting is adjourned, not later than 48 hours, excluding Saturdays, Sundays and holidays, preceding the time of such adjourned Meeting).

By order of the Board of Directors

MITCHELL S. GENDEL,
General Counsel and Corporate Secretary

Toronto, Ontario
April 24, 2008

MDC PARTNERS INC.

PROXY STATEMENT AND
MANAGEMENT INFORMATION CIRCULAR

Annual and Special Meeting of Shareholders
to be held on May 30, 2008

GENERAL PROXY INFORMATION

SOLICITATION OF PROXIES

This Proxy Statement and Management Information Circular (the “Circular”) is furnished in connection with the solicitation of proxies by the management of MDC Partners Inc. (“MDC Partners”) for use at the annual and special meeting of shareholders of MDC Partners to be held at the time and place and for the purposes set forth in the accompanying Notice of Annual and Special Meeting of Shareholders, and any adjournments thereof. Such meeting is hereinafter referred to as the “Meeting”. The information contained in this Circular is given as of the date hereof, except as otherwise noted herein. The address of the registered and principal executive office of MDC Partners is 45 Hazelton Avenue, Toronto, Ontario M5R 2E3. This Circular, the accompanying notice and the enclosed form of proxy are expected to first be mailed to shareholders on or about Monday, April 28, 2008.

Management expects that proxies will be solicited primarily by mail. Employees of MDC Partners or persons retained by MDC Partners for that purpose may also solicit proxies personally or by telephone. If a holder holds his, her or its shares in the name of a bank, broker or other nominee, see “Beneficial Owners” below.

MANNER IN WHICH PROXIES WILL BE VOTED

The shares represented by the accompanying form of proxy, if the same is properly executed in favor of Messrs. Nadal and Gendel, the management nominees, and received at the offices of CIBC Mellon Trust Company, Attn: Proxy Department, Attn: Proxy Department, P.O. Box 721, Agincourt, Ontario M1S 0A1 (the “Transfer Agent”) not later than 4:30 p.m. (Eastern Daylight Time) on Wednesday, May 28, 2008 (or, if the Meeting is adjourned, not later than 48 hours, excluding Saturdays, Sundays and holidays, preceding the time of such adjourned Meeting), will be voted or withheld from voting at the Meeting and, subject to Section 152 of the Canada Business Corporations Act, where a choice is specified in respect of any matter to be acted upon, will be voted in accordance with the specifications made. In the absence of such a specification, such shares will be voted (i) FOR the election of all eight nominees for the Board of Directors of MDC Partners; (ii) FOR the appointment of BDO Seidman, LLP as auditors of MDC Partners and to authorize the directors to fix their remuneration; and (iii) FOR the approval of the proposed 2008 Key Partner Incentive Plan.

The accompanying form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the accompanying Notice of Annual and Special Meeting of Shareholders, and with respect to other matters which may properly come before the Meeting. At the date hereof, management knows of no such amendments, variations or other matters.

At any meeting of shareholders (including the 2008 Annual and Special Meeting of Shareholders), a quorum for the transaction of business will be not less than 33 1/3% of the shares entitled to vote at the meeting, represented either in person or by proxy. Only a shareholder of record at the close of business on April 4, 2008 (the “record date”) will be entitled to vote, or grant proxies to vote, such Class A Subordinate Voting Shares (“Class A Shares”) or Class B Shares at the Meeting (subject, in the case of voting by proxy, to the timely deposit of his or her executed form of proxy as described herein).

All matters (other than the resolution relating to the 2008 Key Partner Incentive Plan) are ordinary resolutions which must be passed by at least a majority of the votes cast by shareholders present in person or represented by proxy who voted in respect of the ordinary resolution at the Meeting. The resolution relating to the 2008 Key Partner Incentive Plan must be passed by at least a majority of the votes cast by shareholders present in person or represented by proxy who voted in respect of that resolution at the Meeting, excluding votes attaching to shares beneficially held by individuals who will be entitled to receive shares under the 2008 Key Partner Incentive Plan and who are “insiders” of MDC Partners or “associates” of insiders of MDC Partners. An automated system administered by the Transfer Agent tabulates the votes.

ALTERNATE PROXY

Each shareholder has the right to appoint a person other than the persons named in the accompanying form of proxy, who need not be a shareholder, to attend and act for him or her and on his or her behalf at the Meeting. Any shareholder wishing to exercise such right may do so by inserting in the blank space provided in the accompanying form of proxy the name of the person whom such shareholder wishes to appoint as proxy and by duly depositing such proxy, or by duly completing and depositing another proper form of proxy and depositing the same with the Transfer Agent at the address and within the time specified under “Manner In Which Proxies Will Be Voted” above.

REVOCABILITY OF PROXY

A shareholder giving a proxy has the power to revoke it. Such revocation may be made by the shareholder by duly executing another form of proxy bearing a later date and duly depositing the same before the specified time, or may be made by written instrument revoking such proxy executed by the shareholder or by his or her attorney authorized in writing or, if the shareholder is a body corporate, by an officer or attorney thereof duly authorized, and deposited either at the corporate office of MDC Partners, 45 Hazelton Avenue, Toronto, Ontario M5R 2E3 at any time up to and including 5:00 p.m. (Eastern Daylight Time) on the last business day preceding the date of the Meeting or any adjournment thereof, or with the chairman of the Meeting on the day of the Meeting or any adjournment thereof. If such written instrument is deposited with the chairman of the Meeting on the day of the Meeting or any adjournment thereof, such instrument will not be effective with respect to any matter on which a vote has already been cast pursuant to such proxy.

BENEFICIAL OWNERS

Most shareholders are “beneficial owners” who are non-registered shareholders. Their shares are registered in the name of an intermediary, such as a securities broker, financial institution, trustee, custodian or other nominee who holds the shares on their behalf, or in the name of a clearing agency in which the intermediary is a participant (such as The Canadian Depository for Securities Limited). Intermediaries have obligations to forward meeting materials to the non-registered holders, unless otherwise instructed by the holder (and as required by regulation in some cases, despite such instructions).

Only registered shareholders or their duly appointed proxyholders are permitted to vote at the Meeting. Non-registered holders should follow the directions of their intermediaries with respect to the procedures to be followed for voting. Generally, intermediaries will provide non-registered holders with either: (a) a voting instruction form for completion and execution by the non-registered holder, or (b) a proxy form, executed by the intermediary and restricted to the number of shares owned by the non-registered holder, but otherwise uncompleted. These are procedures to permit the non-registered holders to direct the voting of the shares that they beneficially own.

If the non-registered holder wishes to attend and vote in person at the meeting, they must insert their own name in the space provided for the appointment of a proxyholder on the voting instruction form or proxy form provided by the intermediary, and carefully follow the intermediary’s instructions for return of the executed form or other method of response.

CURRENCY

Unless otherwise stated, all amounts reported in this Proxy Statement and Management Information Circular are in U.S. dollars. Canadian dollar amounts have been translated to U.S. dollars at the following rates:

	2006	2007	2008
As at December 31st	0.8581	1.0088	—
As at March 31st	0.8562	0.8661	0.9742
Average for year ended December 31st	0.8815	0.9311	—

AUTHORIZED CAPITAL AND VOTING SHARES

The authorized capital of MDC Partners consists of an unlimited number of Class A Subordinate Voting Shares (the “Class A Shares”); an unlimited number of Class B Shares (the “Class B Shares”) (the Class A Shares and the Class B Shares are herein referred to collectively as the “shares”); and an unlimited number of non-voting Preference Shares, issuable in series, in an unlimited number of which 5,000 Series 1 Preference Shares, 700,000 Series 2 Preference Shares and an unlimited number of Series 3 Preference Shares have been designated.

As of March 31, 2008, MDC Partners has outstanding 27,289,284 Class A Shares (including restricted stock awards), 2,503 Class B Shares, no Series 1 Preference Shares, no Series 2 Preference Shares and no Series 3 Preference Shares. The holders of the Class A Shares are entitled to one vote in respect of each Class A Subordinate Voting Share held in connection with each matter to be acted upon at the Meeting and the holders of the Class B Shares are entitled to twenty votes in respect of each Class B Share held in connection with each matter to be acted upon at the Meeting. Approximately 99.8% of the aggregate voting rights attached to the issued and outstanding shares of MDC Partners are represented by the Class A Shares.

The articles of MDC Partners contain provisions providing that, in the event an offer is made to purchase Class B Shares which must, by reason of applicable securities legislation or the requirements of a stock exchange on which the Class B Shares are listed, be made to all or substantially all of the Class B Shares, and which offer is not made on identical terms, as to price per share and percentage of outstanding shares, to purchase the Class A Shares, the holders of Class A Shares shall have the right to convert such shares into Class B Shares in certain specified instances.

To the knowledge of the directors and officers of MDC Partners, no person (or group of persons) beneficially owns, directly or indirectly, or exercises control or direction over, voting securities of MDC Partners representing more than 5% of the voting rights attached to any class of voting securities of MDC Partners other than Miles S. Nadal (Chairman, CEO and President of MDC Partners); Goldman Capital Management Inc.; Robeco Investment Management Inc.; Cardinal Capital Management, LLC; Wellington Management Company, LLP; and The Clark Estates, Inc. See “Security Ownership of Management and Certain Beneficial Owners” below for details of shares beneficially owned by these persons and entities.

EXPENSES

MDC Partners will pay all of the expenses of soliciting proxies for management. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone by directors, officers and employees of MDC Partners, whose directors, officers and employees will receive no compensation for such solicitation other than their regular salaries or fees. MDC Partners has retained CIBC Mellon Trust Company to aid in the solicitation of proxies. MDC Partners expects the additional expense of that assistance to be approximately $15,000. MDC Partners also will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners. MDC Partners will, upon request, reimburse these institutions for their reasonable charges and expenses incurred in forwarding this proxy material to beneficial owners of shares.

PARTICULARS OF MATTERS TO BE ACTED UPON

ITEM 1 — ELECTION OF DIRECTORS

Eight directors are to be elected to the Board of Directors (the “Board”) at the Meeting. Each director elected will hold office until the next annual meeting of shareholders or until his successor is duly elected or appointed, unless his office is earlier vacated in accordance with the by-laws of MDC Partners. Management does not contemplate that any of the nominees will be unable to serve as a director but, if that should occur for any reason prior to the Meeting, the persons named in the accompanying proxy reserve the right to vote for another nominee in their discretion. Unless otherwise instructed, the persons named in the accompanying proxy (provided the same is duly executed in their favor and is duly deposited) intend to vote FOR the election of the nominees whose names are set forth below.

With the exception of Mr. Nadal and Mr. Pustil, the Board has determined that all of the nominees are independent under applicable Nasdaq rules and the Board’s governance principles, and are independent under applicable Canadian laws within the meaning of National Instrument 58-101 — Disclosure of Corporate Governance Practices. In addition, pursuant to applicable requirements of the Canada Business Corporations Act (the “CBCA”), MDC Partners is required to have at least 25% resident Canadian directors. Messrs. Copeland, Kirby, and Pustil are resident Canadians.

Information Concerning Nominees for Election as Directors

The following information relating to the nominees as directors, including their principal occupations and positions for the past five years and in certain cases prior years, is based partly on MDC Partners’ records and partly on information received by MDC Partners from such persons and is given as of April 4, 2008:

Miles S. Nadal, age 50, is the Chairman, Chief Executive Officer, and President of MDC. Mr. Nadal has been a Director of MDC since August 25, 1986. He is also the Founder and Chairman of Peerage Capital, a Canadian private equity firm. Mr. Nadal serves on the boards of several community and charitable organizations, including the Schulich School of Business, Mount Sinai Hospital, and the Baycrest Hospital Board of Governors. Mr. Nadal is a resident of Nassau, Bahamas, and beneficially owns 2,338,510 Class A Shares of MDC.

Robert J. Kamerschen, age 72, has been the Chairman of Survey Sampling Inc., a private company which provides internet and telephone survey sampling to marketing research companies, since June 2005. He is the Retired Chairman and Chief Executive Officer of ADVO, Inc., a NYSE-listed direct mail microtargeting service company, which he led from 1988 until his retirement in 1999. Mr. Kamerschen has served in senior leadership positions in a number of public and private companies in diverse industry categories. Mr. Kamerschen currently serves on the board of directors of the following publicly-traded corporations: IMS Health Inc. and R.H. Donnelley Corporation, and previously served as a director at Linens n’ Things, Vertrue, Inc. and Radio Shack Corporation. Mr. Kamerschen has been a Director of MDC since July 28, 2004, and is currently MDC’s Presiding Director, Chairman of the Nominating and Corporate Governance Committee, and a member of the Human Resources & Compensation Committee. Mr. Kamerschen is a resident of New Canaan, Connecticut, and beneficially owns 78,466 Class A Shares of MDC and 8,000 restricted Class A shares of MDC.

Clare Copeland, age 72, is the Chief Executive Officer for Falls Management Company, a commercial development and casino in Niagara Falls, Ontario. Previously, Mr. Copeland was Chairman and Chief Executive Officer of OSF Inc., a manufacturer of retail store interiors and Chief Executive Officer of People's Jewelers Corporation, a jewelry retailer. Mr. Copeland is also Chairman of Toronto Hydro, a trustee of RioCan Real Estate Investment Trust, and a director of several Canadian companies. Mr. Copeland has been a member of the MDC Partners Board of Directors since June 30, 2007, and serves as a member of the Audit Committee and the Human Resources & Compensation Committee. Mr. Copeland resides in Toronto, Ontario, and beneficially owns 5,000 Class A Shares of MDC.

Thomas N. Davidson, age 68, has been Chairman of NuTech Precision Metals, Inc., a specialty metals processing company, since 1987, and Chairman of Quarry Hill Group, a private investment holding company, since 1989. Mr. Davidson has served on the board of directors of TLC Vision Corporation since 2000 and on the Board of OccuLogix, Inc. since 2004. Mr. Davidson was appointed the non-executive Chairman of Azure Dynamics Corporation in December 2003. Mr. Davidson has been a Director of MDC since June 21, 1988. He is currently a member of the Audit Committee and the Nominating and Corporate Governance Committee. Mr. Davidson is a resident of Key Largo, Florida, and beneficially owns 133,899 Class A Shares of MDC and 8,000 restricted Class A shares of MDC.

Jeffrey Epstein, age 51, is the Executive Vice President and Chief Financial Officer of Oberon Media, a global technology provider, distributor, and publisher of casual games. Prior to that, he worked as the Chief Financial Officer for several leading media companies including ADVO, Inc., VNU’s Media Measurement and Information Group and DoubleClick. Mr. Epstein also serves as a Director of Priceline.com, Inc. Mr. Epstein has been a member of the Board of Directors since June 1, 2007, and serves as the Chairman of the Audit Committee of the MDC Partners Board of Directors. Mr. Epstein resides in New Canaan, Connecticut, and beneficially owns 4,000 restricted Class A Shares of MDC.

Scott L. Kauffman, age 52, was most recently President and Chief Operating Officer, and a member of the board, of BlueLithium, Inc., an Internet advertising network and performance marketing company, from September 2006 until its acquisition by Yahoo! Inc. in October 2007. Prior to joining BlueLithium, Mr. Kauffman was President and CEO of Zinio Systems, Inc., a provider of digital magazine services, from July 2004 until August 2006. From February 2003 to June 2004, he was President and CEO of MusicNow, a digital music service. From April 2001 to February 2003 he was President and CEO of Coremetrics Inc., a web services provider of marketing analytics solution where he continues to serve as a member of the board. Mr. Kauffman is also a member of the board of Zango, Inc., a search marketing company, and Ubiquisys Ltd. Mr. Kauffman has served in senior and executive management capacities with other digital entertainment, consumer marketing, media and technology companies, including CompuServe and Time Warner. Mr. Kauffman was appointed as a Director of MDC Partners on April 28, 2006, and currently serves on the Human Resources & Compensation Committee and Nominating and Corporate Governance Committee. Mr. Kauffman is a resident of Palo Alto, California and beneficially owns 4,000 restricted Class A Shares of MDC.

Michael J.L. Kirby, age 66, was a member of the Senate of Canada from 1984 until his retirement in October 2006. From 1994 to 1999, he served as Chairman of the Standing Senate Committee on Banking, Trade and Commerce. Sen. Kirby currently serves as a director of The Bank of Nova Scotia, Extendicare, Ontario Energy Savings Corporation, Indigo, and Brainhunter, Inc. He has also been Vice Chairman of the Accounting Standards Oversight Council of the Canadian Institute of Chartered Accountants. He has previously been a director of Maxxcom, Inc., Quaker Oats (Canada), Onex Packaging, Westbury Canadian Life, Cotton Ginny, RJR-Macdonald Inc., a member of the Advisory Board of AT&T Enterprises (Canada), Nissan (Canada), and other private companies. Sen. Kirby has been a Director of MDC since April 22, 2004. He is a member of the Audit Committee, the Nominating and Corporate Governance Committee, and is the Chairman of the Human Resources & Compensation Committee. Sen. Kirby is a resident of Ottawa, Ontario, and beneficially owns 3,810 Class A Shares of MDC.

Stephen M. Pustil, age 64, is Vice Chairman of MDC Partners. He is also President of Penwest Development Corporation Limited, a real estate development and construction firm that he established in 1972, and a Managing Partner at Peerage Capital, a Canadian private equity firm. Mr. Pustil, a chartered accountant, also serves on the Board of Mount Sinai Hospital. Mr. Pustil has been a Director of MDC since April 9, 1992. Mr. Pustil is a resident of Toronto, Ontario, and beneficially owns 90,681 Class A Shares of MDC.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” ELECTION OF THE PROPOSED DIRECTORS.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Class A Shares and the Class B Shares of MDC outstanding as of March 31, 2008 by each beneficial owner of more than five percent of such shares, by each of the 2008 directors of MDC and the current nominees for Board election, by each of the current executives named in the Summary Compensation Table below and by all current directors and executive officers of MDC as a group.

Name	Type of Shareholding		Number of Voting Shares Beneficially Owned, or over which Control or Direction is Exercised(1)						Approximate Percentage of Class(5)
			Class A Subordinate Voting Shares(2)		Class A Shares Underlying Options, Warrants or Similar Right Exercisable Currently or Within 60 Days(3)	Class A Shares Underlying All Options, Warrants or Similar Right(4)		Class B Shares	Class A Shares	Class B Shares
Miles S. Nadal	Direct		2,338,510	(6)	410,000	1,685,879	(7)	—	8.60%	—
	Indirect		—		—	—		—	*
Clare Copeland	Direct		5,000		—	29,000	(9)		*
Thomas N. Davidson	Direct		141,899	(8)	24,000	39,000		—	*	—
	Indirect		10,000
Jeffrey Epstein	Direct		4,000	(8)	—	25,000		*
Robert J. Kamerschen	Direct		86,466	(8)	16,300	31,300		—	*	—
Scott L. Kauffman	Direct		4,000	(8)	10,000	25,000		—	*
Michael J.L. Kirby	Direct		3,810		20,000	33,000 (9)		—	*	—
Stephen M. Pustil	Direct		90,681		32,810	67,545	(9)	—	*	—
David B. Doft	Direct		68,045	(8)				—	*	—
Robert Dickson	Direct		57,648		57,150	179,702	(9)	—	*	—
Graham Rosenberg	Direct		15,128		47,625	105,927	(9)	—	*	—
	Indirect	(10)	4,000		—	—		—	*	—
Gavin Swartzman	Direct		36,231		—	72,289	(9)	—	*	—
All directors and officers of MDC as a group (12 persons)			2,865,418		617,885	2,293,642		—	10.50%	—
Goldman Capital Management Inc.(11)			2,186,700		—	—		—	8.01%
Robeco Investment Management Inc.(12)			2,081,536		—	—		—	7.63%
Cardinal Capital Management, LLC(12)			1,735,057		—	—		—	6.36%	—
Wellington Management Company, LLP(12)			1,679,856		—	—		—	6.16%	—
The Clark Estates, Inc.(12)			1,633,862						6.00%	—

*	The percentage of shares beneficially owned does not exceed one percent of the outstanding shares.
(1)	Unless otherwise noted, MDC Partners believes that all persons named in the table above have sole voting power and dispositive power with respect to all shares beneficially owned by them.
(2)	This column includes Class A Shares owned directly or indirectly, but does not include Class A Shares subject to options, warrants or similar rights.
(3)	This column includes Class A Shares subject to options, warrants or similar rights that are currently exercisable or will become exercisable within 60 days after March 31, 2008.
(4)	This column includes Class A Shares subject to all outstanding options, warrants or similar rights, whether or not such options, warrants or similar rights are currently exercisable or will become exercisable within 60 days after March 31, 2008. However, this column does not include SARs, which do not represent the right to acquire shares because they may be settled, at the Board’s discretion, in either cash or Class A Shares.
(5)	For purposes of computing the percentage of outstanding shares held by each person or group named above, any shares which that person or persons has or have the right to acquire within 60 days of March 31, 2008, is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(6)	Of this amount, 1,193,724 shares have been pledged pursuant to a recourse loan arrangement.
(7)	Includes restricted stock units granted in 2007 and 2008.
(8)	Includes shares of restricted stock granted in 2007 and 2008.
(9)	Includes restricted stock units granted in 2007 and in 2008.
(10)	Includes shares beneficially owned by Mr. Rosenberg’s spouse, but for which Mr. Rosenberg has shared investment power.
(11)	Stock ownership for this entity is based on a Schedule 13F filed on a quarterly basis. The address of Goldman Capital Management Inc. is 220 East 42nd Street, New York, NY 10017 and its most recent Schedule 13F was filed on January 28, 2008.
(12)	Stock ownership of these entities is based solely on a Schedule 13G or 13G/A filed by each such entity. The address of Robeco Investment Management Inc. is 909 Third Avenue, New York, NY 10022, and its most recent Schedule 13G/A was filed on February 8, 2008. The address of Cardinal Capital Management, LLC is One Greenwich Office Park, Greenwich, CT 06831, and its most recent Schedule 13G/A was filed on February 14, 2008. The address of Wellington Management Company, LLP is 75 State Street, Boston, MA 02109, and its most recent Schedule 13G/A was filed on January 10, 2008. The address of The Clark Estates, Inc. is One Rockefeller Plaza, 31st Floor, New York, NY 10020 and its most recent Schedule 13G/A was filed on February 14, 2008.

Information about the Board and Corporate Governance

The Board oversees the management of the business and affairs of MDC Partners as provided by Canadian law. The Board conducts its business through meetings of the Board and three standing committees: the Audit Committee, the Human Resources & Compensation Committee and the Nominating and Corporate Governance Committee. In August 2006, the Board formed a “Special Committee” of two independent directors for the purpose of conducting an internal review of the Company’s historical option grant process. Upon completion of the Special Committee’s review, the Board formed an “Oversight Committee” of independent directors for the purpose of overseeing the implementation of the Special Committee’s recommendations.

The Board has established guidelines for determining director independence, and all current directors, with the exception of Messrs. Nadal and Pustil, have been determined by the Board to be independent.

MDC Partners has also adopted a written Code of Conduct in order to help directors, officers and employees resolve ethical issues in an increasingly complex business environment. The Code applies to all directors, officers and employees, including the Chief Executive Officer, the President and Chief Financial Officer, the Chief Accounting Officer, the General Counsel and any other employee with any responsibility for the preparation and filing of documents with the Securities and Exchange Commission. The Code covers topics including, but not limited to, conflicts of interest, confidentiality of information and compliance with laws. In addition, the Board of MDC Partners adopted in 2006 a set of Corporate Governance Guidelines as a framework within which the Board and its committees conduct business.

The Company’s Corporate Governance Guidelines contain a majority vote provision, which requires that a director nominee who receives, in an uncontested election, a number of votes “withheld” that is greater than the number of votes cast “for” his or her election to offer to resign from the Board, with such resignation to become effective if the Board does not reject it within 60 days after the date of the election.

Copies of the charters of the Audit Committee, the Human Resources & Compensation Committee and the Nominating and Corporate Governance Committee, as well the Code of Conduct and Corporate Governance Guidelines, are available free of charge at MDC Partners’ website located at http://www.mdc-partners.com/ir/governance.asp. Copies of these documents are also available in print to any shareholder upon written request to 950 Third Avenue, New York, NY 10022, Attention: Investor Relations.

Meetings

The Board held nine (9) meetings in 2007. Specifically, all current members of the Board attended not less than eight (8) of these Board meetings in 2007, other than members who joined the Board during 2007. Subsequent to joining the Company’s Board in June 2007, Messrs. Copeland and Epstein attended all three (3) Board meetings held in the remainder of 2007.

The various Board committees met the number of times shown in parentheses: Audit Committee (6); Human Resource & Compensation Committee (11); and Nominating and Corporate Governance Committee (4); and Oversight Committee (2). Each incumbent director attended 75% or more of the aggregate of (i) meetings of the Board held during the period of the year for which he served as a director and (ii) meetings of all Board committees held during such period. MDC has a formal policy regarding attendance by directors at its annual general meetings of shareholders which states that all directors are expected to attend, provided that a director who is unable to attend such a meeting is expected to notify the Chairman of the Board in advance of any such meeting. All of the then-current members of the Board attended the 2007 annual meeting of shareholders, other than Mr. Weigman.

Committees of the Board

The Board currently has four committees: the Audit Committee, the Human Resources & Compensation Committee, the Nominating and Corporate Governance Committee and the Oversight Committee. The terms of reference and mandate for each committee of the Board are summarized below.

Audit Committee

The Audit Committee is composed of four members, all of whom are considered to be “unrelated” as determined under the TSX Guidelines and “independent” according to the applicable rules of Nasdaq, the Securities and Exchange Commission and applicable Canadian securities regulatory authorities. The Audit Committee reviews all financial statements, annual and interim, intended for circulation to shareholders and reports upon these to the Board. In addition, the Board may refer to the Audit Committee on other matters and questions relating to the financial position of MDC Partners and its affiliates. The Audit Committee is also responsible for overseeing and reviewing with management and the independent auditor the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures; reviewing with management its compliance with prescribed policies, procedures and internal control; and reviewing with management and the independent auditor any reportable conditions affecting internal control, as more fully disclosed in Item 9A (Controls and Procedures) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. While the Audit Committee has the duties and responsibilities set forth above, the Audit Committee is not responsible for planning or conducting the audit or for determining whether the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management has the responsibility for preparing the financial statements and implementing internal controls and the independent auditor have the responsibility of auditing the financial statements.

The current members of the Audit Committee are: Jeffrey Epstein (Chairman), Clare Copeland, Thomas N. Davidson and Michael Kirby. The Board has determined that Mr. Epstein qualifies as an “audit committee financial expert” under the Sarbanes-Oxley Act of 2002 and applicable Nasdaq and Securities and Exchange Commission regulations. In addition, each of the members of the Audit Committee is “financially literate” as required by the Canadian Securities Administrators. The Audit Committee’s current charter is appended hereto as Exhibit A.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is composed of four members, all of whom are considered to be “unrelated” as determined under the TSX Guidelines and “independent” according to the applicable rules of Nasdaq and the Securities and Exchange Commission. The Nominating and Corporate Governance Committee is responsible for reviewing and making recommendations to the full Board with respect to developments in the area of corporate governance and the practices of the Board. The Nominating and Corporate Governance Committee is also responsible for evaluating the performance of the Board as a whole and for reporting to the Board with respect to appropriate candidates for nominations to the Board. The current members of the Nominating and Corporate Governance Committee are: Robert J. Kamerschen (Chairman), Thomas N. Davidson, Scott Kauffman and Michael J.L. Kirby. The Committee’s current charter is available at www.mdc-partners.com/ir/governance.asp.

Human Resources & Compensation Committee

The Human Resources & Compensation Committee is composed of four members, all of whom are considered to be “unrelated” as determined under the TSX Guidelines and “independent” according to the applicable rules of Nasdaq and the Securities and Exchange Commission. The Human Resources & Compensation Committee makes recommendations to the Board on, among other things, the compensation of senior executives. The Human Resources & Compensation Committee discusses personnel and human resources matters including recruitment and development, management succession and benefits plans and grants awards under the SARs Plan and the 2005 Stock Incentive Plan (each as defined below). Salary, bonus or other payments for the benefit of senior management are reviewed and approved by the Human Resources & Compensation Committee. In 2005 - 2007, the Compensation Committee engaged Mercer Human Resource Consulting LLC to review and evaluate the Company’s executive compensation levels, and to make recommendations for compensation of the Company’s executives officers based on comparable industry levels, which recommendations have been implemented by the Committee. The current members of the Human Resources & Compensation Committee are: Michael J.L. Kirby (Chairman), Clare Copeland, Robert J. Kamerschen and Scott Kauffman. The Human Resources & Compensation Committee’s current charter is available at www.mdc-partners.com/ir/governance.asp.

Oversight Committee

The Oversight Committee is currently composed of two members, both of whom are considered to be “unrelated” as determined under the TSX Guidelines and “independent” according to the applicable rules of Nasdaq and the Securities and Exchange Commission. The Oversight Committee is responsible for overseeing and implementing the recommendations of the Special Committee following its review of the Company’s historical option grant process. The current members of the Oversight Committee are Michael Kirby (Chairman) and Scott Kauffman.

Executive Sessions and Communications with the Board

Non-employee directors frequently meet in executive sessions without management in conjunction with each regularly scheduled Board meeting. The Company’s Presiding Director has the primary responsibility to preside over these sessions of the Board. The current non-executive Presiding Director is Robert J. Kamerschen. Additional information about the role of the Presiding Director is set forth in the Company’s Corporate Governance Guidelines, which is available free of charge at MDC Partners’ website at http://www.mdc-partners.com/ir/governance.asp. Shareholders or others who wish to communicate with the non-executive Presiding Director or any other member of the Board may do so by mail or courier, to MDC Partners Inc., c/o David Doft, Chief Financial Officer, 950 Third Avenue, New York, New York 10022. To facilitate a response, in appropriate circumstances, shareholders are asked to provide the following information: (i) their name; (ii) an address, telephone number, fax number and e-mail address at which they can be reached; and (iii) the number of shares or aggregate principal amount of debt that they hold, and the date those securities were acquired.

Director Nominations

The Nominating and Corporate Governance Committee identifies, selects and recommends to the Board individuals qualified to serve both on the Board and on Board committees, including persons suggested by shareholders and others. The Nominating and Corporate Governance Committee reviews the background and qualifications of those individuals who are chosen for consideration, including the following attributes and criteria of candidates: experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and any other relevant factors deemed appropriate. Following that review, the Nominating and Corporate Governance Committee then selects nominees and recommends them to the Board for election by the shareholders or appointment by the Board, as the case may be. The Nominating and Corporate Governance Committee also reviews the suitability of each Board member for continued service as a director when that member’s term expires or that member experiences a significant change in status (for example, a change in employment). The Nominating and Corporate Governance Committee has not implemented any particular additional policies or procedures with respect to suggestions received from shareholders with respect to Board or committee nominees.

Pursuant to its charter, the Nominating and Corporate Governance Committee may conduct or authorize investigations or studies into matters within its scope of responsibilities and may retain, at the Company’s expense, such independent counsel or other consultants or advisers at it may deem necessary from time to time. The Nominating and Corporate Governance Committee has the sole authority to retain or terminate any search firm to be used to identify director candidates, including the sole authority to approve its fees and retention terms, with the Company bearing the cost of such fees.

Compensation of Directors

MDC pays its directors who are not employees of MDC or any of its subsidiaries a $20,000 annual retainer. MDC also pays a fee of $2,000 for attendance at any Board or Committee meeting. Fees for director attendance at meetings are limited to two meetings per day. MDC pays an additional retainer for certain positions held by a director: $50,000 for the Presiding Director, $20,000 for the Audit Committee Chair, $5,000 for the Audit Committee financial expert, and $15,000 for other Committee Chairs. In respect of services rendered during the year ended December 31, 2007, MDC paid to such directors, in their capacity as directors, aggregate fees equal to $488,334 in 2007.

In May 2007, the Company granted 4,000 Class A Shares of restricted stock (or restricted stock units) to each of the Company’s then-current non-employee members of the Board of Directors, namely, Messrs. Davidson, Kamerschen, Kauffman, Kirby and Pustil. These shares of restricted stock or restricted stock units will vest on May 2010 (the third anniversary of the grant date). Subsequently, upon joining the Board of Directors, the Company granted: (i) 4,000 Class A Shares of restricted stock, and 25,000 options under the 2005 Stock Incentive Plan to Mr. Epstein; and (ii) 4,000 restricted stock units, and 25,000 options under the 2005 Stock Incentive Plan to Mr. Copeland.

The following table sets forth the compensation paid to or earned during fiscal year 2007 by our non-management directors:

DIRECTOR COMPENSATION FOR FISCAL YEAR 2007

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation (S)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)		Total ($)
Clare Copeland	24,000	6,007	(1)	13,521	(2)	N/A	N/A	N/A		43,528
Thomas N. Davidson	67,000	18,982	(1)	23,444	(2)	N/A	N/A	N/A		109,426
Jeffrey Epstein	29,167	6,378	(1)	15,472	(2)	N/A	N/A	N/A		51,017
Richard Hylland(2)	27,667	—		—		N/A	N/A	N/A		27,667
Robert J. Kamerschen	107,000	18,982	(1)	22,126	(2)	N/A	N/A	N/A		148,108
Scott L. Kauffman	66,000	7,609	(1)	22,126	(2)	N/A	N/A	N/A		95,735
Michael J.L. Kirby	74,000	18,982	(1)	31,472	(2)	N/A	N/A	N/A		124,454
Stephen M. Pustil(4)	29,000	7,609	(5)	9,562	(2)	N/A	N/A	347,203	(6)	393,374
François R. Roy(3)	38,500	—		7,375	(2)	N/A	N/A	N/A		45,875
Thomas Weigman(3)	26,000	—		—		N/A	N/A	N/A		26,000

(1)	Amount shown reflects the dollar amount of compensation cost recognized by the Company during its 2007 fiscal year, in accordance with FAS 123R, of outstanding equity awards consisting of restricted stock or restricted stock units held by our directors. For a discussion of the assumptions relating to these valuations, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Stock-Based Compensation” set forth in our annual report on Form 10-K for the year ended December 31, 2007 (the “2007 10-K”). Each of Messrs. Davidson, Kamerschen, Kauffman, and Kirby were granted 4,000 RSUs or restricted shares. During 2007, the grant date fair value of each award as determined in accordance with FAS 123R is equal to $34,240. In June 2007, Mr. Epstein was granted 4,000 restricted shares and in July 2007, Mr. Copeland was granted 4,000 RSUs, and the grant date fair value of each award as determined in accordance with FAS 123R is equal to $32,800 and $36,040, respectively.
(2)	Amount shown reflects the dollar amount of compensation cost recognized by the Company during its 2007 fiscal year, in accordance with FAS 123R, of outstanding stock options held by our directors. For a discussion of the assumptions relating to these valuations, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Stock-Based Compensation” set forth in our 2007 10-K. For each option award granted to the Company’s non-employee directors in 2007, the grant date fair value of the award was equal to $142,434 and $145,217. The aggregate number of options and SARs outstanding at December 31, 2007 is 186,810. Each of the following directors has the following number of options, respectively: Mr. Copeland — 25,000; Mr. Davidson — 29,000; Mr. Epstein — 25,000; Mr. Kamerschen — 25,000; Mr. Kauffman — 25,000; Mr. Kirby — 25,000 and Mr. Pustil — 32,810.
(3)	Mr. Hylland resigned as member of the Board of Directors, effective April 20, 2007. Messrs. Roy and Weigman determined not to stand for re-election following the end of their respective terms on June 1, 2007.
(4)	Mr. Pustil was paid Board fees as a non-employee Director until July 31, 2007, after which he became employed as an executive officer of the Company.
(5)	Amount shown reflects the dollar amount of compensation cost recognized by the Company during its 2007 fiscal year, in accordance with FAS 123R, of outstanding equity awards consisting of 4,000 RSUs awarded to Mr. Pustil in his former capacity as a non-employee director of the Company. The grant date fair value as determined in accordance with FAS 123R of the 4,000 RSUs granted in 2007 equals $34,240.
(6)	For the one-year period beginning January 1, 2007, the Company paid Mr. Pustil an annual consulting fee equal to Cdn$250,000 for transition services relating to the sale of the Company’s SPI Group. Effective commencing on August 20, 2007, Mr. Pustil was also paid an annual base salary equal to Cdn$250,000 in his capacity as Vice Chairman (or $86,245 for the balance of 2007, plus parking fees equal to $1,392). In addition, this sum includes the amount of compensation cost ($26,492) recognized by the Company during its 2007 fiscal year, in accordance with FAS 123R. In November 2007, Mr. Pustil was awarded 11,553 RSUs with a grant date fair value equal to $115,992.

COMPENSATION DISCUSSION AND ANALYSIS

This discussion and analysis of our compensation program for named executive officers should be read in conjunction with the accompanying tables below and text disclosing the compensation awarded to, earned by or paid to the named executive officers.

The Human Resources & Compensation Committee of the Board (the “Compensation Committee”) is composed of four independent, non-employee directors. The Compensation Committee oversees the Company’s executive compensation and benefit plans and practices, including its incentive-compensation and equity-based plans, and reviews and approves the Company’s management succession plans. Specifically, the Compensation Committee determines the salaries and the performance and awards under the annual bonus incentive program for the Chief Executive Officer and other executive officers. The Compensation Committee also provides long-term incentives by granting options or other interests, including shares of restricted stock or restricted stock units, under the 2005 Stock Incentive Plan and SARs under the SARs Plan.

In 2005 – 2007, the Compensation Committee retained Mercer Human Resource Consulting (“Mercer”), a compensation consulting firm, to provide objective analysis, advice and information to the Compensation Committee, including competitive market data and recommendations related to CEO and other executive officer compensation. Mercer reports to the Compensation Committee Chairman and has direct access to Compensation Committee members. Mercer attends Compensation Committee meetings on request and also meets with the Compensation Committee in person or by telephone in executive session without management present. In particular, the Compensation Committee worked with Mercer to structure performance-based annual and long-term incentive programs designed to retain the Company’s executive management team and to motivate them to achieve goals that increase stockholder value. The Compensation Committee sought to ensure that its incentive plans properly align management incentive compensation targets with the performance targets relevant to stockholders. The Compensation Committee also considered recent trends in executive compensation. The decisions made by the Committee are the responsibility of the Compensation Committee and may reflect factors and considerations other than the information and recommendations provided by any consultant. The Company did not engage Mercer to provide any other services in 2007.

The following discussion and analysis focuses on our named executive officers listed in the Summary Compensation Table and other compensation tables in this Proxy Statement.

Objectives of Our Compensation Program for Named Executive Officers

The Company has used a number of elements in compensating its executives: base salary; annual bonus incentives; incentives in the form of SARs granted under the SARs Plan; and most recently (in 2006 and 2007) in the form of financial performance-based restricted stock and restricted stock units under the 2005 Stock Incentive Plan.

To that end, the Compensation Committee reaffirmed its compensation strategy to:

•	Appropriately link compensation levels with the creation of stockholder value by:
•	Focusing our executives on achieving those key objectives critical to successfully implementing the Company’s business strategy and achieving annual and long-term financial performance goals;
•	Holding executives directly accountable for results by placing a significant portion of compensation in at-risk incentives based on achievement of corporate and individual performance objectives and creation of shareholder value; and
•	Aligning the interests of our executives with the interests of our shareholders.
•	Provide total compensation capable of attracting, motivating and retaining executives of outstanding talent;
•	Emphasize “at risk” pay tied to performance as a meaningful component of total compensation potential; and

•	Safeguard the Company’s business interests, including protection from adverse activities by the executive during and after employment.

To accomplish these objectives, the Compensation Committee has determined that the levels of compensation available to executives who successfully enhance corporate and shareholder value should be competitive with the compensation offered by other organizations that potentially compete for their services. This is critical to our ability to recruit and retain executives who have demonstrated the qualities of leadership, a sharing of our values, and the energy and vision to guide the Company. In addition, the Compensation Committee has structured executives’ compensation to tie a significant portion of their compensation to achievement of individual performance objectives, as approved in advance by the Compensation Committee. This “pay-for- performance” approach to compensation applies throughout the organization, including at the Company’s operating partners. As discussed below in greater detail, the principal measure of our business performance to which senior executive compensation is tied to is EBITDA* and, in the case of financial performance-based equity awards, the value returned to shareholders as measured by stock price appreciation.

*	“EBITDA” is a non-GAAP measure that represents MDC’s share of operating profit plus depreciation and amortization, stock-based compensation and impairment charges (less minority interests). A reconciliation of “EBITDA” to the US GAAP reported results of operations for the period ended December 31, 2007, has been provided by the Company in the tables included in the Company’s Current Report on Form 8-K filed on February 28, 2008.

Elements of Our Compensation Arrangements for Named Executive Officers

The following table details the elements of our compensation program which are designed to achieve our compensation objectives for the named executive officers:

Compensation Program Elements	Description	How This Element Promotes Company Objectives
Base Salary	Fixed annual compensation that provides ongoing income.	Intended to be competitive with marketplace and reflect the executive’s minimum relative value to the Company.
Annual, Short-Term Incentive Awards	Opportunity to earn performance-based compensation if the Company achieves pre-set financial performance goals, and if the executive achieves pre-set individual “key performance indicators” (KPIs). For 2007, the financial performance goals were based primarily on the Company’s EBITDA. For all executive officers employed during the full year, a portion of their annual incentive awards was paid in the form of cash, and a portion in the form of restricted stock units or shares of restricted stock (“RSUs”).	Motivate and reward achievement of annual corporate and personal objectives that build shareholder value. Long term vesting promotes executive’s retention.
Long-term, financial performance-based equity incentive awards	Opportunity to earn equity incentive awards based upon three-year vesting terms and/or achievement of financial performance of the Company. Three year performance cycles commence annually and therefore overlap.
	The Compensation Committee made grants to its executive officers in November 2007 and February 2008 of RSUs. These awards will not vest unless the executive is an employee of the Company on the applicable vesting date, and for certain of these awards there will be accelerated vesting if the Company achieves the specified financial performance criteria in fiscal years 2008 and/or 2009. These financial performance criteria include 5% EBITDA growth in 2008 as compared to 2007; and cumulative EBITDA growth in 2008 and 2009 of 10%, as compared to 2007. In addition, LTIP awards to the CEO in 2007 and 2008 contain vesting terms based upon the Company’s 3-year organic revenue growth and stock price appreciation as compared to the Company’s peer marketing service companies (Omnicom, WPP Group, Interpublic Group of Companies).	Promote achievement of key multi-year corporate objectives and retention; the “at-risk” reward and vesting requirements of these incentive awards are designed to motivate executives to achieve goals that align executives’ interests with share-holders.

Compensation Program Elements	Description	How This Element Promotes Company Objectives
Stock options/stock appreciation rights	Incentive stock options represent the right to acquire shares of the Company’s Class A stock, based on an exercise price determined on the date of grant. An award of SARS represents the right to receive cash or shares of the Company based upon the appreciation of the fair market value of the stock price following the date of grant.	More highly leveraged risk and reward alignment with shareholder value; vesting promotes executive’s retention.
Retention Awards — RSUs or Restricted Stock (time-based vesting over 3-year term)	RSUs or restricted stock (vesting over 3-year term) granted upon the hiring or promotion of an executive, or as means to assure long-term retention.	Encourage retention, particularly when business is transitioning, with longer-term vesting required; risk and reward alignment with shareholders.
Severance payments and benefits, including after a change in control	Payments and benefits upon termination of an executive’s employment in specified circumstances.	Intended to provide assurance of financial security to attract lateral hires and to retain executives, especially in disruptive circumstances, such as a change in control and leadership transitions; encourage management to consider transactions that could benefit shareholders.
Benefits	Health and welfare benefits.	Fair and competitive programs to provide family protection, facilitate recruitment and retention.
Perquisites	Limited personal benefits provided as an element of compensation, including a fixed “perquisite allowance” to certain named executive officers.	Fair and competitive programs to facilitate recruitment and retention.

In setting policies and administering the compensation of named executive officers, the Compensation Committee reviews and takes into account all elements of total compensation, benefits and perquisites. The Compensation Committee reviews reports and analyses of executive compensation in consultation with its outside advisers, Mercer Consultants, including current practices and trends among peer companies and the advertising and marketing services industry.

Other policies and practices that contribute to achieving the objectives of our compensation program include:

Stock Ownership Guidelines. The Company’s stock ownership guidelines require that each named executive officer own a significant equity stake in the Company during his employment. The Compensation Committee believes that stock ownership by senior managers strengthens their commitment to the future of the Company and further aligns their interests with shareholders. Effective March 2006, the Board adopted the following stock ownership guidelines for all officers commensurate with their level of seniority and base salary: Chief Executive Officer to own stock with a value of at least five (5) times his base salary;

Chief Financial Officer, four (4) times his base salary; and each other named executive officer, at least three (3) times his base salary. An executive must reach his target ownership level within four years after becoming subject to the stock ownership guidelines. Equity awards to executive officers made in November 2007 will not be transferable unless and until the grantee satisfies his or her applicable stock ownership requirement.

Employment Agreements. The Company has employment or services agreements with the CEO and all of the named executive officers. These agreements formalize the terms of the employment relationship, and assure the executive of fair treatment during employment and in the event of termination while requiring compliance with restrictive covenants. Employment agreements promote careful and complete documentation and understanding of employment terms, including strong protections for our business.

Business Protection Terms. The Company’s named executive officers are subject to significant contractual restrictions intended to prevent actions that potentially could harm our business, particularly after termination of employment. These business protections include obligations not to solicit clients or employees, not to disparage us, not to reveal confidential information, and to cooperate with us in litigation. Business protection provisions are included in employment agreements and in connection with compliance with the Company’s Code of Conduct.

Equity Award Grant Policies

The Board of Directors and the Compensation Committee have adopted policies and procedures governing the granting of any equity incentive awards, including the following:

•	Equity incentive awards granted to executive officers must be approved by the Compensation Committee or the full Board of Directors, and shall be made at quarterly in-person meetings and shall not be made via unanimous written consent. An attorney shall be present at each such Compensation Committee or Board meeting;
•	If grants are required to be awarded in connection with hiring new employees in between quarterly Compensation Committee meetings, such grants may be approved at a special meeting, which may be telephonic or in-person;
•	Options, SARs and other equity incentive awards shall be priced at the closing price on the date immediately prior to the date of the Compensation Committee meeting at which the grant is approved; and
•	The Company’s internal audit department, in connection with its quarterly review, shall audit any equity incentive awards granted during the fiscal quarter to ensure compliance with all policies and applicable rules and regulations.

Comparator Companies. In determining compensation opportunities and payments to executives, the Compensation Committee reviews competitive opportunities, payments, practices and performance among a comparator group of companies. We intend that, if our executive officers achieve our targeted individual and financial corporate objectives in a given year, they will earn total direct compensation that compares favorably with the total direct compensation earned by executives performing similar functions at comparator companies. Annual incentive awards and long-term incentive opportunities are set as a percentage of salary with the target award amounts also intended to approximate the top 25th percentile for comparable positions among our group of comparator companies (including Omnicom, WPP Group, Interpublic, Harte Hanks, Vlassis and Doubleclick). Long-term incentives are contingent on EBITDA goals, but the value of long-term incentives in the form of financial performance-based RSUs and restricted stock depends on the value of the Company’s Class A Shares.

Incentive Awards Earned Based on 2007 Performance

Pay-for-Performance Analysis. The Company’s compensation program is intended to reward performance relative to pre-approved individual incentive criteria and corporate financial performance criteria. The Company’s corporate financial performance for 2007 exceeded the previously-set targets EBITDA established by the Compensation Committee. The Company’s actual 2007 financial performance of adjusted EBITDA equal to $42.2 million significantly exceeded the Company’s adjusted EBITDA target financial performance of year-over-year EBITDA growth. In addition, the Company achieved other significant financial and strategic goals in 2007, including strong organic revenue growth of 23.4% for 2007, which significantly exceeded the Company’s peer competitors, and net new business wins equal to $66 million in 2007. As shown by the tables below, this favorable corporate financial performance resulted in payment of appropriate incentive bonus awards for named executive officers for 2007.

Input From Senior Management. The Committee considers input from senior management in making determinations regarding the overall executive compensation program and the individual compensation of the executive officers. As part of the Company’s annual planning process, the CEO, CFO and Vice Chairman develop targets for the Company’s incentive compensation programs and present them to the Committee. These targets are reviewed by the Committee to ensure alignment with the Company’s strategic and annual operating plans, taking into account the targeted year-over-year improvement as well as identified opportunities and risks. Based on performance appraisals, including an assessment of the achievement of pre-established financial and individual KPIs, the CEO and Vice Chairman recommend cash and equity incentive award levels for the Company’s other executive officers. Each year, the CEO and Vice Chairman present to the Committee their evaluation of each executive officer’s contribution and performance over the past year, and strengths and development needs and actions for each of the executive officers.

No Retirement Programs

The Company currently does not provide any specific retirement benefits for its senior executives, other than an opportunity for each executive to make individual contributions to a 401(k) Plan administered by the Company.

Severance Policies

We provide severance protection to our senior executives in employment agreements, as detailed below under the caption “Potential Payments Upon Termination or Change-In-Control.” As discussed above, this protection is designed to be fair and competitive to aid in attracting and retaining experienced executives. We believe that the protection we provide, including the level of severance payments and post-termination benefits, is appropriate and within the range of competitive practice.

Form of Long-Term Incentives

In 2006 and 2007, the Company made changes to the form of its long-term incentive awards. Based in part on recommendations made by Mercer, the Compensation Committee made grants to its executive officers in March 2007 of financial performance-based restricted stock and restricted stock units. These awards will not vest unless (i) the executive is an employee of the Company on the applicable vesting date and (ii) with respect to 66% of the awards, the Company achieves the specified financial performance criteria in fiscal years 2007, 2008 and/or 2009. These financial performance criteria include 7% EBITDA growth in 2007 as compared to 2006; cumulative EBITDA growth in 2007 and 2008 of 7%; and cumulative EBITDA growth in 2007, 2008 and 2009 of 7%, as compared to the 2007/2008 cumulative growth target. In addition, LTIP awards to the CEO in 2007 and 2008 contain vesting terms based upon the Company’s 3-year organic revenue growth and stock price appreciation as compared to the Company’s peer marketing service companies. The Compensation Committee made additional grants to its executive officers in February 2008 of long term equity awards, consistent with its objectives of using “at-risk” reward and accelerated vesting provisions designed to align executives’ interests with shareholders.

Performance Goals and Metrics

In 2007, the Compensation Committee continued to use EBITDA as its primary financial goal for short term incentive awards and long term incentive awards. In addition, LTIP incentive awards to the CEO in 2007 and 2008 contain vesting terms based upon the Company’s 3-year organic revenue growth and stock price appreciation as compared to the Company’s peer marketing service companies (Omnicom, WPP Group, Interpublic Group of Companies).

REPORT OF THE HUMAN RESOURCES &
COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Human Resources & Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that appears above. Based on this review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s 2007 Annual Report on Form 10-K for filing with the SEC and OSC.

The Human Resources & Compensation Committee

Michael J.L. Kirby (Chairman)
Clare Copeland
Robert J. Kamerschen
Scott L. Kauffman

Executive Compensation

This section contains information, both narrative and tabular, regarding the compensation paid to our top executives. The Summary Compensation Table contains an overview of the amounts paid to our executive officers during the last fiscal year. The tables following the Summary Compensation Table — the Grants of Plan-Based Awards Table, Outstanding Equity Awards at Fiscal Year-End table, and Option Exercises and Stock Vested Table — contain details of our executives’ recent equity grants, past awards, general holdings, and exercises. Finally, we have included a narrative description of potential severance payments to our named executive officers.

The following table sets forth the compensation paid to or earned during our last fiscal year by (i) our principal executive officer, (ii) our former and current principal financial officer, and (iii) our three other most highly compensated executive officers who were serving as executive officers as of the end of Fiscal Year 2007 (collectively, the “NEOs” or the “named executive officers”):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards ($)	Non-Stock Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)		(e)(1)	(f)(2)	(g)	(h)	(i)(3)	(j)
Miles S. Nadal, Chairman and Chief Executive Officer(4)	2007	950,000	1,187,500	(5)	2,086,069	144,333	0	0	4,147,808	8,515,710
	2006	950,000	1,425,000	(5)	1,026,000	953,175	0	0	518,681	4,872,856
Steven Berns, President & CFO (until July 23, 2007)	2007	310,609	200,000		489,012	397,006	184,824	0	1,221,658	2,803,109
	2006	550,000	362,500		473.366	206,298	0	0	30,250	1,622,414
David Doft, CFO (as of Aug. 10, 2007)	2007	107,348	200,000		31,252	0	0	0	28,735	367,335
Robert Dickson, Managing Director	2007	418,994	139,665		467,707	0	0	0	14,161	1,040,527
	2006	400,748	158,670		274,654	35,097	0	0	15,868	885,037
Graham L. Rosenberg, Managing Director	2007	380,199	139,665		211,275	0	0	0	19,973	751,112
	2006	352,600	145,448		119,700	64,750	0	0	21,672	704,170
Gavin Swartzman, Managing Director	2007	384,078	139,665		240,568	8,640	0	0	18,322	791,273
	2006	330,563	136,633		119,700	55,622	0	0	23,855	666,373

(1)	Reflects the dollar amount of compensation cost recognized by the Company during its 2007 and 2006 fiscal years, in accordance with FAS 123R, of outstanding equity awards consisting of restricted stock or restricted stock units (RSUs) held by our NEOs. For a discussion of the assumptions relating to these valuations, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Stock-Based Compensation” set forth in our 2007 Annual Report on Form 10-K, and the corresponding sections of the consolidated financial statements for prior fiscal years for grants made in such years.
(2)	Reflects the dollar amount of compensation cost recognized by the Company during its 2007 and 2006 fiscal years, in accordance with FAS 123R, of outstanding options and SARs held by our NEOs. For a discussion of the assumptions relating to these valuations, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Stock-Based Compensation” set forth in our 2007 Annual Report on Form 10-K, and the corresponding sections of the consolidated financial statements for prior fiscal years for grants made in such years.

(3)	“All other compensation” is comprised of the following perquisites, personal benefits and other items for our NEOs: (a) for Mr. Nadal, a $306,848 interest benefit received on account of interest free loans that were grandfathered under the Sarbanes-Oxley Act of 2002; a one-time non-renewal fee of $3,500,000 paid in April 2007; and a $333,000 perquisite allowance in respect of retirement benefits and employee health benefits paid under the new Services Agreement. In addition, in 2007 certain Company-owned artwork was kept off the Company’s premises at locations under Mr. Nadal’s control. In connection with his new Services Agreement, Mr. Nadal agreed to return and/or pay to the Company an amount equal to the appraised fair market value of such artwork; (b) for Mr. Berns, a $14,015 annual perquisite allowance; $17,643 in annual insurance premiums and severance of $1,190,000, including reimbursement of legal costs incurred by Mr. Berns; (c) for Mr. Doft, a $9,767 annual perquisite allowance, $1,225 in annual insurance premiums and $17,743 relating to reimbursement of legal costs incurred by Mr. Doft; (d) for Mr. Dickson, a $12,415 annual perquisite allowance; (e) for Mr. Rosenberg, a $18,622 annual perquisite allowance, and (f) for Mr. Swartzman, a $16,015 annual perquisite allowance. Additionally, Messrs. Dickson, Rosenberg and Swartzman received other personal benefits such as club membership dues, parking allowances and insurance premiums. In addition to the amounts set forth in the table, on limited occasions while Mr. Nadal is traveling on business, a member of his family has accompanied him on the corporate aircraft; there is no incremental cost to the Company for this use of the aircraft by Mr. Nadal’s family member.
(4)	The personal services of our Chairman and CEO are provided to the Company through Nadal Management, Inc.
(5)	The Company’s practice in 2007 was to pay a portion of the annual incentive compensation projected to be payable to the CEO in quarterly installments in advance, provided that the Company’s actual and projected financial performance is on target with expected annual financial performance. The Compensation Committee’s final determination of the CEO’s total annual incentive compensation for 2007 was based on MDC’s actual performance as reflected in year-end audited financial data and based on his individual performance as measured against established criteria. The Company has discontinued this practice of paying the CEO incentive awards in advance installments.

The following table sets forth the equity awards granted to our NEOs in Fiscal Year 2007.

GRANTS OF PLAN-BASED AWARDS — FISCAL YEAR 2007

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Equity Awards
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)	(j)	(k)	(l)
Miles S. Nadal	3/20/07					283,614	(1)					2,212,189	(5)
	11/14/07					87,800	(2)					881,512	(5)
Steven Berns	3/20/07					50,770	(1)					396,006	(5)
Robert Dickson	3/20/07					33,334	(1)					260,005	(5)
	11/14/07					20,795	(4)					208,782	(5)
David Doft	8/10/07					35,000	(3)					316,750	(5)
	11/14/07					13,863	(4)					139,185	(5)
Graham L. Rosenberg	3/20/07					19,643	(1)					153,215	(5)
	11/14/07					18,484	(4)					185,579	(5)
Gavin Swartzman	3/20/07					30,357	(1)					236,785	(5)
	11/14/07					20,795	(4)					208,782	(5)

(1)	Represents grants of financial performance-based restricted stock units or restricted stock awards granted to our NEOs in fiscal 2007 under our 2005 Stock Incentive Plan. The grants will vest upon achievement by the Company of specified financial performance criteria in 2007, 2008 and 2009, subject to continued employment. These financial performance criteria include 7% EBITDA growth in 2007 as compared to 2006; cumulative EBITDA growth in 2007 and 2008 of 7% as compared to 2006; and cumulative EBITDA growth in 2007, 2008 and 2009 of 7% as compared to the 2007/2008 cumulative growth target. An amount equal to 34% of each award will vest on the earlier to occur of March 2010 or MDC achieving the 2007/2008 target, as measured in March 2009. These awards also vest automatically upon a change in control of the Company, or if the NEO who holds the awards retires at or after age 62 with approval of the Compensation Committee.
(2)	Represents a grant of financial performance-based restricted stock units to the CEO in 2007 (the “2007 CEO LTIP Award”) under our 2005 Stock Incentive Plan. This grant will vest in part based upon achievement by the Company of the following financial performance criteria in 2007, 2008 and 2009: (i) up to 33% of the award will vest based on satisfaction of the following financial performance target: organic revenue growth for MDC in 2008, 2009 and 2010 that exceeds the average organic revenue growth of MDC’s peer marketing service companies by 25% in the comparable period (pro rata vesting if performance is 1 – 24% better than peer group); (ii) up to 33% of the award will vest based on satisfaction of the following performance target: stock price appreciation in 2008, 2009 and 2010 (as measured as of the last 10 trading days in December 2010), that exceeds the average stock price appreciation of MDC’s peer marketing service companies by 15% in the comparable period (pro rata vesting if MDC stock price performance is 1 – 14% better than peer group) and (iii) 34% of the LTIP award will vest on the 3rd anniversary of the date of grant, provided that the CEO is still employed at that time. In addition, the CEO must satisfy applicable stock ownership guidelines prior to sale of any shares issued upon vesting of the 2007 CEO LTIP award.
(3)	Represents a grant of 35,000 shares of restricted stock to David Doft upon commencement of his employment on August 10, 2007. This grant will vest as follows, provided that Mr. Doft is still employed by the Company on each applicable vesting date: 7,500 shares vest on the first anniversary of the grant date; 7,500 shares vest on the second anniversary of the grant date; 20,000 shares vest on the third anniversary of the grant date.

(4)	Represents grants of LTIP equity incentive awards to our NEOs in November 2007 under the 2005 Stock Incentive Plan. These grants will vest on the third anniversary of the grant date, provided that the grantee is still employed by the Company on the vesting date. In addition, the underlying shares will not be transferable unless and until the grantee satisfies his or her applicable stock ownership requirement.
(5)	Reflects the grant-date fair value of the equity awards we granted to our NEOs in fiscal 2007 determined in accordance with FAS 123R. For a discussion of the assumptions relating to these valuations, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Stock-Based Compensation” set forth in our 2007 Annual Report on Form 10-K.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

We have entered into employment agreements with certain of our named executive officers, as described in more detail below.

Miles S. Nadal

On April 25, 2007, the Company entered into a new Management Services Agreement (the “Services Agreement”) with Miles Nadal and with Nadal Management, Inc. to set forth the terms and conditions on which Miles Nadal will continue to provide services to the Company as its Chief Executive Officer. Mr. Nadal’s prior services agreement with the Company was scheduled to expire on October 31, 2007, subject to one-year annual renewals. The Company wished to enter into a new agreement and would have been required to give notice of non-renewal of the prior services agreement by April 25, 2007, requiring it to pay a termination fee equal to two times the annual retainer and additional fees under the original agreement.

The Services Agreement has a three-year term with automatic one-year extensions. Pursuant to the Services Agreement, the base compensation for Mr. Nadal’s services in 2007 was at the rate of $950,000 per annum, with annual increases of $25,000 in each of 2008 and 2009. The Services Agreement also provides for an annual bonus with targeted payout of up to 250% of the base compensation. The Company will also make an annual cash payment of $500,000 in respect of retirement benefits, employee health benefits, and perquisites and may, in the discretion of the Compensation Committee, grant equity incentives with a targeted grant-date value of up to 300% of his then current retainer. In full satisfaction and settlement of any obligations the Company may have had as a result of the non-renewal of the prior services agreement, and as an incentive to enter into the Services Agreement, the Company paid a one-time non-renewal fee of $3.5 million upon execution of the Services Agreement. The proceeds from this non-renewal payment were used to repay an outstanding loan from the Company. In addition, the proceeds of other amounts that may be paid under the Services Agreement will be used to prepay certain other outstanding loans as follows: (a) Cdn$100,000 per year out of any annual bonuses, (b) 1/3 of the after-tax amount of the proceeds from any equity incentive awards and (c) 1/3 of the after-tax amount of any severance payments under the Services Agreement.

In 2000, MDC Partners agreed to provide Mr. Nadal a bonus of Cdn$10,000,000 in the event that the average market price of MDC Partners’ Class A Shares is Cdn$30 per share or more for more than 20 consecutive trading days (measured as of the close of trading on each applicable date). This bonus is payable until the date that is three years after the date on which Mr. Nadal is no longer employed by MDC Partners for any reason. The after-tax proceeds of such bonus are to be applied first as repayment of any outstanding loans due to MDC Partners from this officer and his related companies in the amount of Cdn$6,252,751 (as at April 1, 2008), which loans have been fully provided for in MDC Partners’ accounts.

Steven Berns

Mr. Berns served as the Company’s Chief Financial Officer from November 2005 until July 23, 2007. Pursuant to an employment agreement between MDC Partners and Mr. Berns, Mr. Berns received an annualized base salary of $550,000, and he was eligible to receive an annual discretionary bonus, as determined by our CEO and the Compensation Committee, based upon Mr. Berns’ performance, the overall financial performance of the Company and such other factors as our CEO and the Board deemed reasonable and appropriate. On July 23, 2007, the Company entered into a Separation Agreement and Release with Steven Berns. Pursuant to this Separation Agreement and Release, the Company agreed to pay Mr. Berns an amount equal to $1.15 million over a two-year period. In addition, the Company agreed to pay him a pro rata portion of his 2007 annual bonus, which amount was equal to $200,000.

David Doft

MDC Partners has an employment agreement with Mr. Doft, effective August 10, 2007, pursuant to which Mr. Doft serves as our Chief Financial Officer. Mr. Doft’s initial term of employment expires July 31, 2010, subject to automatic renewal, unless either party gives to the other a 45-day advance written notice. Under the agreement, Mr. Doft is entitled to receive an annualized base salary of $300,000, and he is eligible to receive an annual discretionary bonus in an amount up to 100% of his base salary, as determined by our CEO and the Compensation Committee, based upon Mr. Doft’s performance, the overall financial performance of the Company and such other factors as our CEO and the Board shall deem reasonable and appropriate, to be paid in accordance with our normal bonus payment procedures. Mr. Doft also received a $50,000 sign-on bonus in August 2007, and receives an annual perquisite allowance in an amount equal to $25,000. Mr. Doft is eligible to participate in any welfare benefit plans and programs including disability, group life (including accidental death and dismemberment), and business travel insurance provided by the Company to its senior executives. He is also entitled to participate in the retirement plans and benefits in accordance with the plans or practices of the Company made available to the senior executives of the Company.

Robert Dickson

MDC Partners has an employment agreement with Mr. Dickson, effective September 24, 2003 and amended on November 20, 2007, pursuant to which he serves as a Managing Director. Mr. Dickson’s responsibilities include working with our CEO and President to determine our ongoing strategic plan, and working on partner development matters, M&A transactions, and overseeing individual business units. The agreement, as amended, is for an indefinite term and provides for an annual base salary of Cdn$450,000. Mr. Dickson is eligible to receive an annual discretionary bonus in an amount up to 100% of his base salary, based on criteria including his individual performance, the overall financial performance of the Company, and other factors as determined by the CEO and the Compensation Committee. Mr. Dickson also receives an annual perquisite allowance in an amount equal to Cdn$20,000.

Graham L. Rosenberg

The Company has an employment agreement, amended as of November 14, 2007, with Mr. Rosenberg, pursuant to which he serves as a Managing Director. The term of employment under the amended agreement is subject to automatic renewal for one-year periods unless either party gives to the other 30 days written notice. Under the agreement, Mr. Rosenberg’s responsibilities include working with our President to determine our ongoing strategic plan, and working on partner development matters, M&A transactions, overseeing individual business units, and working on corporate finance matters. Mr. Rosenberg will work full-time and exclusively for the Company, though he is permitted, with our prior consent, to serve on the board of directors of two companies unaffiliated with us, provided that these companies are not competitive with us or our subsidiaries and affiliates. He will also be permitted to engage in charitable and civic activities and manage his personal passive investments, provided they are not in companies which transact business with us or engage in a competitive business (unless it is a publicly held company of which he owns less than 1%). Under the agreement, Mr. Rosenberg is entitled to receive an annualized base salary of Cdn$450,000 and he is eligible to receive an annual discretionary bonus in an amount up to 100% of his base salary, based on criteria including his individual performance, the overall financial performance of the Company, and other factors as determined by the President (or another executive serving in such role) and the Compensation Committee. The agreement provides that Mr. Rosenberg is eligible to participate in equity incentive plans of the Company, and, in accordance with the policy of the Company, we will pay for Mr. Rosenberg’s reasonable business or entertainment expenses related to performance of services. Mr. Rosenberg, and to the extent eligible, his dependents, will also be eligible to participate in group health plans, welfare benefit plans, business travel insurance plans, and retirement plans as provided by the Company to its senior executives. Mr. Rosenberg also receives an annual perquisite allowance in an amount equal to Cdn$20,000.

Gavin Swartzman

The Company has an employment agreement with Mr. Swartzman, pursuant to which he serves as a Managing Director, effective as of September 5, 2007. The initial term of employment under the amended agreement expires on June 30, 2010, subject to automatic renewal for one-year periods unless either party gives to the other 30 days written notice. Under the agreement, Mr. Swartzman’s responsibilities include working on partner development matters, M&A transactions, overseeing individual business units, and managing real estate matters of the Company and its subsidiaries. Mr. Swartzman will work full-time and exclusively for the Company, though he is permitted, with our prior consent, to serve on the board of directors of two companies unaffiliated with us, provided that these companies are not competitive with us or our subsidiaries and affiliates. He is also permitted to engage in charitable and civic activities and manage his personal passive investments, provided they are not in companies which transact business with us or engage in a competitive business (unless it is a publicly held company of which he owns less than 1%). Under the agreement, Mr. Swartzman is entitled to receive an annualized base salary of Cdn$450,000 and he is eligible to receive an annual discretionary bonus in an amount up to 100% of his base salary, based on criteria including his individual performance, the overall financial performance of the Company, and other factors as determined by the President (or another executive serving in such role) and the Compensation Committee. The agreement provides that Mr. Swartzman is eligible to participate in equity incentive plans of the Company, and, in accordance with the policy of the Company, we will pay for Mr. Swartzman’s reasonable business or entertainment expenses related to performance of services. Mr. Swartzman, and to the extent eligible, his dependents, will also be eligible to participate in group health plans, welfare benefit plans, business travel insurance plans, and retirement plans as provided by the Company to its senior executives. Mr. Swartzman also receives an annual perquisite allowance in an amount equal to Cdn$20,000.

The following table sets forth information regarding the outstanding awards under our equity incentive plans held by our named executive officers at 2007 fiscal year end.

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END

Name	Option Awards							Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)		(c)	(d)	(e)	(f)		(g)		(h)		(i)		(j)
Miles S. Nadal	382,000	(1)			10.75	6/11/08	(11)
	28,000	(1)			10.39	6/25/08	(12)
								29,852	(7)	290,758	(7)	57,948	(9)	564,414	(9)
												283,614	(10)	2,762,400	(10)
												150,000	(8)	1,461,000	(8)
Steven Berns	100,000	(2)			10.50	8/24/09
	150,000	(4)			10.50	8/24/08
												50,770	(8)	494,500	(8)
												50,000	(10)	487,000	(10)
David Doft								35,000	(6)	340,900	(6)
								13,863	(7)	135,026	(7)
Robert Dickson	57,150	(3)			8.47	4/9/12	(13)
	5,000	(5)	5,000 (5)		8.95	4/28/16	(14)
								35,000	(7)	340,900	(7)	22,500	(8)	219,150	(8)
								20,795	(7)	202,543	(7)	7,500	(8)	73,050	(8)
												33,334	(10)	324,673	(10)
Graham L. Rosenberg	47,625	(3)			8.47	4/10/12	(15)
								18,484	(7)	180,034	(7)
												17,500	(8)	170,450	(8)
												30,357	(10)	295,677	(10)
Gavin Swartzman	30,000	(4)			13.73	8/24/08	(16)
								20,795	(7)	202,543	(7)	17,500	(8)	170,450	(8)
												30,357	(10)	295,677	(10)

(1)	These options vest 20% on the grant date and 20% on each of the first four anniversaries of the grant date thereafter subject to continued employment.
(2)	10,000 of these options vested on August 24, 2005; 15,000 vested on August 24, 2006; 75,000 vested on July 23, 2007, pursuant to the separation agreement.
(3)	These options relate to options of Maxxcom Inc. which were converted to MDC options upon the 2003 acquisition of Maxxcom Inc., and are fully vested.
(4)	These SARs were granted August 24, 2004 and vest 1/3 on each anniversary date, subject to continued employment as of each such date.
(5)	These SARs vest 50% on each of the first and second anniversary of the date of grant, subject to continued employment.
(6)	These restricted stock grants vest 7,500 on August 10, 2008, 7,500 on August 10, 2009 and 20,000 on August 10, 2010; subject to continued employment.
(7)	These restricted stock units vest on the third anniversary of the grant date subject to continued employment.

(8)	These grants of restricted stock units or restricted stock vest, subject to continued employment, upon achievement by the Company of specified financial performance criteria in 2006, 2007 and 2008 (the “2006 Financial Performance Based Awards”). These financial performance criteria include 15% EBITDA growth in 2006 as compared to 2005; cumulative EBITDA growth in 2006 and 2007 of 15% as compared to 2005; and cumulative EBITDA growth in 2006, 2007 and 2008 of 10% as compared to the 2006/2007 cumulative growth target. An amount equal to 50% of these awards vested on March 15, 2007, upon achievement by the Company of such financial performance targets.
(9)	This grant to the CEO will vest in part based upon achievement by the Company of the following financial performance criteria in 2007, 2008 and 2009: (i) up to 50% of the award will vest based on satisfaction of the following financial performance target: organic revenue growth for MDC in 2008, 2009 and 2010 that exceeds the average organic revenue growth of MDC’s peer marketing service companies by 25% in the comparable period (pro rata vesting if performance is 1 – 24% better than peer group); and (ii) up to 50% of the award will vest based on satisfaction of the following performance target: stock price appreciation in 2008, 2009 and 2010 (as measured as of the last 10 trading days in December 31, 2010), that exceeds the average stock price appreciation of MDC’s peer marketing service companies by 15% in the comparable period (pro rata vesting if MDC stock price performance is 1 – 14% better than peer group).
(10)	These grants will vest upon achievement by the Company of specified financial performance criteria in 2007, 2008 and 2009. These financial performance criteria include 7% EBITDA growth in 2007 as compared to 2006; cumulative EBITDA growth in 2007 and 2008 of 7% as compared to 2006; and cumulative EBITDA growth in 2007, 2008 and 2009 of 7% as compared to the 2007/2008 cumulative growth target. An amount equal to 34% of each award will vest on the earlier to occur of March 2010 or MDC achieving the 2007/2008 target, as measured in March 2009. These awards also vest automatically upon a change in control of the Company, or if the NEO who holds the awards retires at or after age 62 with approval of the Compensation Committee.
(11)	The options were granted on June 11, 2003.
(12)	The options were granted on June 25, 2003.
(13)	The options were granted on April 9, 2002.
(14)	The SARS were granted on April 28, 2006.
(15)	The options were granted on April 10, 2002.
(16)	The SARS were granted on August 24, 2004.

The following table sets forth information concerning each exercise of stock options, SARs and similar instruments, and each vesting of stock, including restricted stock, restricted stock units and similar instruments, during fiscal year 2007 for each NEO on an aggregated basis.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2007

Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)
(a)	(b)	(c)	(d)	(e)
Miles S. Nadal	731,847	3,443,902	150,000	1,159,500
Steven Berns	—	—	50,000	386,500
Robert Dickson	22,212	176,168	30,000	231,900
Graham L. Rosenberg	14,914	60,798	17,500	135,275
Gavin Swartzman	21,000	59,138	17,500	135,275

We do not provide our NEOs with any defined benefit pension arrangements, and do not maintain any non-qualified deferred compensation plans for our NEOs.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We have entered into employment agreements with Messrs. Nadal, Doft, Dickson, Rosenberg and Swartzman. Under each of these agreements, we are required to pay severance benefits in connection with certain terminations of employment, including certain terminations in connection with a change in control of the Company. In addition, some of our equity incentive plans provide for the accelerated payment or vesting of awards in connection with certain terminations of employment. The following is a description of the severance, termination and change in control benefits payable to each of our named executive officers pursuant to their respective employment agreements and our equity incentive plans.

Definitions of terms such as “change in control” or “for good reason” vary between agreements, so when a definition is particular to an agreement, it is described for that agreement.

Miles S. Nadal

Upon termination of the Services Agreement for cause or voluntary termination by Nadal Management, Inc., MDC is required to pay the unpaid annual retainer fee through the date of termination, and Nadal Management, Inc. shall be entitled to all equity incentive awards in accordance with the underlying plans and equity incentive award agreements.

If Mr. Nadal’s services are terminated by the Company without “cause” or by Nadal Management, Inc. for “good reason” (each as defined in the Services Agreement), the Company will make a lump sum cash payment equal to three times the sum of the annual retainer, average bonus amount for the past three years and the benefit/perquisites allowance, as well as a pro-rata bonus for the calendar year in which his employment terminates, and three-years of continued vesting of outstanding equity incentive awards. The term “good reason” is defined under the Services Agreement to include a change of control, provided that Mr. Nadal is not holding the position of chief executive officer of the ultimate parent corporation resulting from the change of control transaction. If there had been a change in control of MDC Partners on December 31, 2007 and Mr. Nadal were not holding the position of chief executive officer of the ultimate parent corporation resulting from the change of control transaction, the aggregate cash severance payment MDC would have paid him under the new Services Agreement would be approximately $11.0 million. In addition, all options to acquire securities of MDC previously granted to Mr. Nadal would vest and become exercisable and remain outstanding until the third anniversary of the date of termination. As of December 31, 2007, Mr. Nadal had 521,414 RSUs that would vest upon change of control in accordance with the underlying grant agreements, with a fair value equal to $5,078,572.

Robert Dickson

Pursuant to the terms of the amended employment agreement between the Company and Mr. Dickson, in the event of a sale of all or a portion of the Company, Mr. Dickson will be paid a retention bonus of one times his annual salary, provided that he does not resign as an employee within three months following closing. If there had been a sale of the Company on December 31, 2007, and Mr. Dickson did not resign within three months following closing, MDC would have paid Mr. Dickson a retention bonus in an amount equal to Cdn$450,000.

If MDC terminated Mr. Dickson’s employment without cause on December 31, 2007, under the terms of his agreement we would have been required to pay him 18 months base salary, plus the product of 1.5 multiplied by Mr. Dickson’s perquisite allowance plus the highest annual discretionary cash bonus he earned in the three years ending December 31st of the year immediately preceding the date of termination, or Cdn$1,455,000. In addition, Mr. Dickson may resign his employment within the 60 day period following the six month anniversary of a change in control of MDC and, in connection with such resignation, is entitled to receive the same severance payment as if his employment was terminated by the Company without cause. As of December 31, 2007, Mr. Dickson had 119,129 RSUs and 5,000 unvested SARS that would vest upon change of control in accordance with the underlying grant agreements, with a fair value equal to $1,160,316.

Graham L. Rosenberg

Pursuant to his employment agreement, if MDC terminates Mr. Rosenberg’s employment without cause, Mr. Rosenberg terminates his employment for good reason, or the company gives a notice of non-renewal of the agreement, then MDC is required to pay Mr. Rosenberg a severance payment within 10 days of the date of termination of 1.5 times Mr. Rosenberg’s total remuneration, which is the sum of his current base salary, his perquisite allowance, plus the highest annual discretionary cash bonus he earned in the three years ending December 31 of the year immediately preceding the date of termination. For the purposes of the calculation, the annual discretionary cash bonus includes any guaranteed and non-guaranteed bonuses and excludes any long-term incentive plan payments (paid pursuant to the original employment agreement). If Mr. Rosenberg’s employment had terminated under these circumstances on December 31, 2007, the aggregate cash payment due to him under the agreement would have been Cdn$1,245,000. Furthermore, Mr. Rosenberg will also be allowed to continue participating for one year after termination on the same basis as before he was terminated in all benefit plans and, to the extent permitted under law, also in all retirement plans, provided however, that if Mr. Rosenberg becomes entitled to receive coverage and benefits in the same type of plan from another employer, he will no longer be able to participate in these benefit and retirement plans. We will be obligated to pay him the economic equivalent of the benefits in these plans if Mr. Rosenberg is unable to participate in the plans. The aggregate amount of this benefit would have been approximately Cdn$3,600 if Mr. Rosenberg’s employment had terminated as of December 31, 2007. In addition, any unvested existing stock options and existing SARs will vest immediately prior to the date of termination, and he will be allowed to exercise all vested existing stock options and existing SARs for the earlier of three months from the date of termination and the expiration of these options or SARs. As of December 31, 2007, Mr. Rosenberg had no unvested options that would have vested on such a termination of employment. As of December 31, 2007, Mr. Rosenberg had 55,627 RSUs that would vest upon change of control in accordance with the underlying grant agreements, with a fair value equal to $541,087.

If Mr. Rosenberg’s employment is terminated within one year following the closing of a change in control by the company without cause, by Mr. Rosenberg for good reason, or by the company giving a notice of non-renewal of the agreement, then Mr. Rosenberg will be entitled to a payment of 2.0 times his total remuneration. He will also be eligible to receive a pro-rata portion of his annual discretionary cash bonus for the year in which his employment terminates. If there had been a change in control of MDC Partners on December 31, 2007 and Mr. Rosenberg’s employment terminated in connection with that change in control, the aggregate cash severance payment MDC would have paid him under the contract would be Cdn$1,660,000. Furthermore, Mr. Rosenberg will also be allowed to continue participating for one year after termination on the same basis as before he was terminated in all benefit plans and, to the extent permitted under law, also in all retirement plans, provided however, that if Mr. Rosenberg becomes entitled to receive coverage and benefits in the same type of plan from another employer, he will no longer be able to participate in these benefit and retirement plans. We will be obligated to pay him the economic equivalent of the benefits in these plans if Mr. Rosenberg is unable to participate in the plans. The aggregate amount of this benefit would have been approximately Cdn$3,600 if Mr. Rosenberg’s employment had terminated as of December 31, 2007.

Gavin Swartzman

Pursuant to his employment agreement, if MDC terminates Mr. Swartzman’s employment without cause, Mr. Swartzman terminates his employment for good reason, or the company gives a notice of non-renewal of the agreement, then MDC is required to pay Mr. Swartzman a severance payment within 10 days of the date of termination of 1.5 times Mr. Swartzman’s total remuneration, which is the sum of his current base salary, his perquisite allowance, plus the highest annual discretionary cash bonus he earned in the three years ending December 31 of the year immediately preceding the date of termination. If Mr. Swartzman’s employment had terminated under these circumstances on December 31, 2007, the aggregate cash payment due to him under the agreement would have been Cdn$1,282,500. Furthermore, Mr. Swartzman will also be allowed to continue participating for one year after termination on the same basis as before he was terminated in all benefit plans and, to the extent permitted under law, also in all retirement plans, provided however, that if Mr. Swartzman becomes entitled to receive coverage and benefits in the same type of plan from another employer, he will no longer be able to participate in these benefit and retirement plans. We will be obligated to pay him the economic equivalent of the benefits in these plans if Mr. Swartzman is unable to participate in the plans. The aggregate amount of this benefit would have been approximately Cdn$3,600 if Mr. Swartzman’s employment had terminated as of December 31, 2007. In addition, any unvested existing stock options and existing SARs will vest immediately prior to the date of termination, and he will be allowed to exercise all vested existing stock options and existing SARs for the earlier of three months from the date of termination and the expiration of these options or SARs. As of December 31, 2007, Mr. Swartzman had no unvested options that would have vested on such a termination of employment. As of December 31, 2007, Mr. Swartzman had 68,652 RSUs that would vest upon change of control in accordance with the underlying grant agreements, with a fair value equal to $668,670.

If Mr. Swartzman’s employment is terminated within one year following the closing of a change in control by the company without cause, by Mr. Swartzman for good reason, or by the company giving a notice of non-renewal of the agreement, then Mr. Swartzman will be entitled to a payment of 2.0 times his total remuneration. He will also be eligible to receive a pro-rata portion of his annual discretionary cash bonus for the year in which his employment terminates. If there had been a change in control of MDC Partners on December 31, 2007 and Mr. Swartzman’s employment terminated in connection with that change in control, the aggregate cash severance payment MDC would have paid him under the contract would be Cdn$1,710,000. Furthermore, Mr. Swartzman will also be allowed to continue participating for one year after termination on the same basis as before he was terminated in all benefit plans and, to the extent permitted under law, also in all retirement plans, provided however, that if Mr. Swartzman becomes entitled to receive coverage and benefits in the same type of plan from another employer, he will no longer be able to participate in these benefit and retirement plans. We will be obligated to pay him the economic equivalent of the benefits in these plans if Mr. Swartzman is unable to participate in the plans. The aggregate amount of this benefit would have been approximately Cdn$3,600 if Mr. Swartzman’s employment had terminated as of December 31, 2007.

David Doft

Pursuant to his employment agreement, if MDC terminates Mr. Doft’s employment without cause, Mr. Doft terminates his employment for good reason, or the company gives a notice of non-renewal of the agreement, then MDC is required to pay Mr. Doft a severance payment within 10 days of the date of termination of 1.0 times Mr. Doft’s total remuneration, plus an amount equal to two (2) month’s base salary for each calendar year in which he was employed by the Company, up to a maximum of six months. Total remuneration means the sum of his current base salary, his perquisite allowance, plus the highest annual discretionary cash bonus he earned in the three years ending December 31 of the year immediately preceding the date of termination. If Mr. Doft’s employment had terminated under these circumstances on December 31, 2007, the aggregate cash payment due to him under the agreement would have been $675,000. Furthermore, Mr. Doft will also be allowed to continue participating for one year after termination on the same basis as before he was terminated in all benefit plans and, to the extent permitted under law, also in all retirement plans, provided however, that if Mr. Doft becomes entitled to receive coverage and benefits in the same type of plan from another employer, he will no longer be able to participate in these benefit and retirement plans. We will be obligated to pay him the economic equivalent of the benefits in these plans if Mr. Doft is unable to participate in the plans. The aggregate amount of this benefit would have been approximately $29,750 if Mr. Doft’s employment had terminated as of December 31, 2007. As of December 31, 2007, Mr. Doft had 48,863 unvested restricted stock grants that would vest on termination of his employment agreement or change of control, with a fair value equal to $475,926.

If Mr. Doft’s employment is terminated within one year following the closing of a change in control by the company without cause, by Mr. Doft for good reason, or by the company giving a notice of non-renewal of the agreement, then Mr. Doft will be entitled to a payment of 1.5 times his total remuneration. He will also be eligible to receive a pro-rata portion of his annual discretionary cash bonus for the year in which his employment terminates. If there had been a change in control of MDC Partners on December 31, 2007 and Mr. Doft’s employment terminated in connection with that change in control, the aggregate cash severance payment MDC would have paid him under the contract would be $937,500. Furthermore, Mr. Doft will also be allowed to continue participating for one year after termination on the same basis as before he was terminated in all benefit plans. We will be obligated to pay him the economic equivalent of the benefits in these plans if Mr. Doft is unable to participate in the plans. The aggregate amount of this benefit would have been approximately $29,750 if Mr. Doft’s employment had terminated as of December 31, 2007.

Securities Authorized for Issuance Under Equity Compensation Plans

On May 26, 2005, the Company’s shareholders approved the Company’s 2005 Stock Incentive Plan, which was subsequently amended on June 1, 2007. The 2005 Stock Incentive Plan authorizes the issuance of awards to employees, officers, directors and consultants of the Company with respect to 3,000,000 shares of MDC Partners’ Class A Shares or any other security in to which such shares shall be exchanged.

The following table sets out as at December 31, 2007 the number of securities to be issued upon exercise of outstanding options and rights, the weighted average exercise price of outstanding options and rights and the number of securities remaining available for future issuance under equity compensation plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options Warrants and Rights	Weighted Average Exercise Price of Outstanding Options Warrants and Rights	Number of Securities Remaining Available for Future Issuance (excluding Column (a))
	(a)	(b)	(c)
Equity Compensation Plans:
Approved by stockholders:
Share options and restricted stock	2,370,906(1)	$11.14	1,111,622
SARs	10,647(2)	$11.33	1,047,894
Not Approved by stockholders:	—	—	—

(1)	Includes 1,395,878 shares of restricted stock and RSUs.
(2)	Based on December 31, 2007 closing Class A Subordinate Voting share price on the Nasdaq of $9.74 (Cdn$9.65 on the Toronto Stock Exchange).

Indebtedness of Directors, Executive Officers and Senior Officers

The aggregate indebtedness to MDC Partners or its subsidiaries as of December 31, 2007, of all current and former officers, directors and employees of MDC Partners or any of their subsidiaries (and their associates) entered into in connection with (a) a purchase of securities of MDC Partners pursuant to a securities purchase program, excluding routine indebtedness and (b) all other indebtedness, excluding routine indebtedness, was as described in the following table:

Aggregate Indebtedness

Purpose	To MDC Partners or Its Subsidiaries	To Another Entity
(a)	(b)	(c)
Share purchases	$275,736	—
Other	9,969,619	—

The following table sets forth all of the other indebtedness of the directors, executive officers and senior officers of MDC Partners and their associates to MDC Partners during the most recently completed financial year for unsecured loans repayable within twelve months after termination of employment.

Other Loans

Name and Principal Position	Largest Amount Outstanding During 2007 ($)	Amount Outstanding as of December 31, 2007 ($)		Interest Rate		Purpose of Loan
Miles S. Nadal	6,493,457	6,407,191	(1)	—	(2)	Personal loan to senior officer
NFC(3)	2,702,459	—	(4)	—		Cdn$3,000,000 loan pursuant to Management Agreement

(1)	The balance of $6,407,191 reflects a reduction for repayments in an aggregate amount equal to $465,682 received during 2007. The discrepancy between the “Largest Amount Outstanding during 2007” and as “as of December 31, 2007”, after giving effect to such loan repayments in 2007, is due to the Canadian dollar currency fluctuation.
(2)	These loans are non-interest bearing.
(3)	NFC is a corporation wholly-owned by Miles S. Nadal, a director and Chief Executive Officer of MDC Partners, as well as a management nominee for election as a director of MDC Partners.
(4)	The outstanding principal amount of this loan was repaid in full on April 25, 2007.

The loans identified in the preceding chart were outstanding prior to the effective date of the Sarbanes-Oxley Act of 2002, and these “grandfathered” loans have not been subsequently modified or amended by the Company. The Company’s Corporate Governance Guidelines prohibit the Company from making any new personal loans or extensions of credit to Directors or executive officers of the Company.

Insurance

MDC holds directors’ and officers’ liability insurance policies that are designed to protect MDC Partners and its directors and officers against any legal action which may arise due to wrongful acts on the part of directors and/or officers of MDC. The policies are written for a limit of $30 million, subject to a corporate deductible up to $250,000 per claim. In respect of the fiscal year ended December 31, 2007, the cost to MDC of maintaining the policies was $590,515. The twelve-month premium cost of the current policy, effective from August 1, 2007 until July 31, 2008, is equal to $353,236.

Certain Relationships and Related Transactions

For transactions with related parties, see the Company’s Form 10-K for the period ended December 31, 2007: “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Transactions with Related Parties”.

Other than as described herein, no director, officer, principal shareholder or proposed nominee for election as a director of MDC and no associate or affiliate of the foregoing persons has or has had any material interest, direct or indirect, in any transaction since the beginning of MDC’s last completed fiscal year or in any proposed transaction which, in either such case, has materially affected or will materially affect MDC.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by MDC Partners under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except to the extent MDC Partners specifically incorporates this Report by reference therein.

The Audit Committee is responsible for assisting the Board in serving as an oversight to MDC Partners’ accounting, auditing, financial reporting, internal control and legal compliance functions. The Audit Committee has implemented procedures to ensure that during the course of each fiscal year, it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under its charter including, whenever appropriate, meeting in executive sessions with MDC Partners’ independent auditors without the presence of MDC Partners’ management.

Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”) and for the report on the Company’s internal control over financial reporting. The Company’s independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP and for attesting to management’s report, when completed, on the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to oversee and review the financial reporting process and to review and discuss the status and completed copy of management’s report on the Company’s internal control over financial reporting.

The Audit Committee reviewed and discussed with management and BDO Seidman, LLP’s management’s assessment of the Company’s internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, including the matters more fully disclosed in Item 9A (Controls and Procedures) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

In overseeing the preparation of MDC Partners’ financial statements, the Audit Committee met with both management and MDC Partners’ outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with GAAP, and the Audit Committee discussed the statements with both management and the outside auditors. The Audit Committee’s review included discussion of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

With respect to MDC Partners’ outside auditors, the Audit Committee, among other things, discussed with BDO Seidman, LLP matters relating to its independence, and received from BDO Seidman, LLP written disclosures and a letter from BDO Seidman, LLP as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

On the basis of their reviews and discussions, the Committee recommended to the Board that the Board approve (and the Board has approved) the inclusion of MDC Partners’ audited financial statements in MDC Partners’ Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission and the Canadian Securities Administrators.

Effective April 1, 2006 the Company engaged BDO Seidman, LLP (“BDO Seidman”) as its independent registered public accounting firm. The decision to engage BDO Seidman was made by the Audit Committee of the Board of Directors and the Board of Directors of the Company. The Committee and the Board have also approved, and submitted for shareholder approval, the selection of BDO Seidman, LLP as MDC Partners’ independent auditors for the fiscal year ending December 31, 2008.

The Audit Committee’s current charter is appended to this Circular as Exhibit A.

Audit Committee of the Board

Jeffrey Epstein (Chair)
Clare Copeland
Thomas Davidson
Michael Kirby

ITEM 2 — APPOINTMENT OF AUDITORS

Subject to the action of the shareholders, upon recommendation of the Audit Committee, the Board has recommended to the shareholders the appointment of BDO Seidman, LLP, independent registered public accountants, to audit and report on the consolidated financial statements of MDC Partners for the fiscal year ending December 31, 2008 and to perform such other services as may be required of them. BDO Seidman, LLP has served as independent public accountants for MDC Partners since April 1, 2006. The Board has directed that management submit the appointment of the auditors for approval by the shareholders at the Meeting. Representatives of BDO Seidman, LLP are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

Unless otherwise instructed, the persons named in the accompanying proxy (provided the same is duly executed in their favor and is duly deposited) intend to vote FOR the appointment of BDO Seidman, LLP, independent registered public accountants, as auditors of MDC Partners, to hold office until the close of the next annual meeting of shareholders of MDC Partners, at a remuneration to be fixed by the directors of MDC Partners.

Effective March 31, 2006, the Board resolved not to propose the re-appointment of MDC Partners’ previous principal accountants, KPMG LLP, as auditors for MDC Partners at the 2006 Annual Meeting of Shareholders, and requested the resignation of KPMG LLP as auditors. KPMG LLP resigned effective March 31, 2006. There were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, or reportable events. KPMG LLP served as MDC Partners’ auditors from June 2004 to March 31, 2006.

In addition to retaining BDO Seidman, LLP to audit MDC Partners’ consolidated financial statements for 2007, the company retained BDO Seidman, LLP and other accounting and consulting firms to provide advisory, auditing and consulting services in 2007. These services included audit services, audit-related services, tax services and other services. The following tables set forth the aggregate fees billed to MDC Partners by BDO Seidman, LLP for professional services in fiscal year 2007 and 2006, and by KPMG LLP for professional services in fiscal year 2007 and 2006:

BDO Seidman, LLP

	2006	2007
Audit Fees(1)	$1,861,000	$1,809,200
All Other Fees(2)	67,000	119,500
Total	$1,928,000	$1,928,700

(1)	Fees for the annual financial statement audit, including internal control assessment related fees, quarterly financial statement reviews and regulatory comment letters.
(2)	Fees for services rendered in connection with the internal option review, new financing agreement, and other services.

KPMG LLP

	2006	2007
Audit Fees(1)	$294,000	$47,500
All Other Fees(2)	92,000	47,200
Total	$386,000	$94,700

(1)	Fees for services rendered in connection with the re-issuance of the audit report on the December 31, 2005 and 2004 annual financial statements to update for discontinued operations incurred in 2006 and 2007, and consent thereon; and services rendered in connection with assistance with regulatory comment letters.

(2)	Fees for services rendered in connection with: internal option review; consent in connection with the Company’s issuance of its 8% Convertible Unsecured Subordinated Debentures due June 2010 and other filings, including filings on Form S-8; acquisition due diligence assistance; and other services.

All fees listed above have been pre-approved by the Audit Committee. The Audit Committee has, however, delegated to the Chairman of the Audit Committee the authority to pre-approve permitted non-audit services (as such services are defined by the Sarbanes-Oxley Act of 2002) provided that (i) the aggregate estimated amount of such fees will not exceed Cdn$25,000 and (ii) the Chairman of the Audit Committee reports any pre-approval so granted at the next scheduled meeting of the Audit Committee.

The Audit Committee Charter provides for the Audit Committee to establish the auditors’ fees. Such fees have been based upon the complexity of the matters in question and the time incurred by the auditors.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPOINTMENT OF BDO SEIDMAN, LLP AS MDC PARTNERS’ AUDITORS.

ITEM 3 — APPROVAL OF THE 2008 KEY PARTNER INCENTIVE PLAN

General

The Board has adopted, subject to stockholder approval, the 2008 Key Partner Incentive Plan (the “2008 Key Partner Plan”). The 2008 Key Partner Plan is intended to promote the interests of the Company and its shareholders by providing employees and consultants of the Company and its operating subsidiaries (the “Partner Subsidiaries”), who are largely responsible for the management, growth and protection of the operating businesses of the Partner Subsidiaries, with incentives and rewards to encourage them to continue in the service of the Partner Subsidiaries. The Plan is designed to meet this intent by providing such employees and consultants with a proprietary interest in pursuing the long-term growth, profitability and financial success of the Partners Subsidiaries and the Company. Unless otherwise instructed, the persons named in the accompanying proxy (provided the same is duly executed in their favor and duly deposited) intend to vote FOR the approval of the 2008 Key Partner Plan.

The 2008 Key Partner Plan authorizes the issuance of awards with respect to 600,000 shares of MDC Partners' Class A Subordinate Voting Shares or any other security in to which such shares shall be changed (“Shares”). This amount represents approximately 2% of the Company's issued and outstanding shares. MDC Partners will not provide any financial assistance to participants under the 2008 Key Partner Plan.

The material terms of the 2008 Key Partner Plan are summarized below. The summary is not intended to be a complete description of the terms of the 2008 Key Partner Plan. The full text of the 2008 Key Partner Plan is attached hereto as Exhibit C. In the event of any inconsistency between the summary set forth below and the terms of the 2008 Key Partner Plan, the terms of the 2008 Key Partner Plan will govern.

Eligible Participants and Types of Awards

The 2008 Key Partner Plan provides for the grant to certain employees of the Company and its Partner Subsidiaries of non-qualified stock options (“Options”), tandem and stand-alone stock appreciation rights (“SARs”) and other stock-based awards (collectively referred to herein as “Incentive Awards”). Incentive Awards may be settled in cash or in Shares. Approximately 6,000 persons are currently eligible to participate in the 2008 Key Partner Plan.

Shares Available for Awards; Individual Award Limit and Annual Grant Limit

Shares issued under the 2008 Key Partner Plan may be authorized and unissued Shares. In addition to the limit on the aggregate number of Shares that are authorized to be issued pursuant to the 2008 Key Partner Plan described above, the maximum number of Shares that may be covered by Incentive Awards granted to any single participant in the 2008 Key Partner Plan (a “Participant”) in any fiscal year shall not exceed 60,000 Shares (representing less than 1% of the current issued and outstanding Shares of the Company). In addition, the 2008 Key Partner Plan contains a limit on annual grants of equity awards under the Plan to an aggregate amount equal to not more than two percent (2%) of the number of issued and outstanding shares of the Company’s capital stock at the beginning of the Company’s fiscal year. There are no other specific limits on the number of shares that may be granted under the 2008 Key Partner Plan.

Shares covered by Incentive Awards shall only be counted as used to the extent they are actually issued and delivered to a Participant (or a Participant's permitted transferees). Accordingly, if an Incentive Award is settled for cash or if Shares are withheld to pay the exercise price of an Option or to satisfy any tax withholding requirement in connection with an Incentive Award only the Shares issued (if any), net of the Shares withheld, will be deemed delivered for purposes of determining the number of Shares that remain available for delivery under the 2008 Key Partner Plan. If Shares are issued subject to conditions which may result in the forfeiture, cancellation or return of such Shares to the Company, any portion of the Shares forfeited, cancelled or returned shall be treated as not issued pursuant to the 2008 Key Partner Plan. If Shares owned by a Participant (or a Participant's permitted transferees) are tendered (either actually or through attestation) to the Company in payment of any obligation in connection with an Incentive Award, the number of Shares tendered shall be added to the number of Shares that are available for delivery under the 2008 Key Partner Plan. In addition, if the Company uses cash received by the Company in payment of the exercise price or purchase price in connection with any Incentive Award to repurchase Shares, the Shares so repurchased will be added to the aggregate number of Shares available under the 2008 Key Partner Plan. For purposes of the preceding sentence, Shares repurchased by the Company shall be deemed to have been repurchased using such funds only to the extent that such funds have actually been previously received by the Company and that the Company promptly designates in its books and records that such repurchase was paid for with such funds. Shares covered by Incentive Awards granted pursuant to the 2008 Key Partner Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger will not count as used under the 2008 Key Partner Plan for these purposes.

Prohibition on Substitutions and Repricings

In no event will any new Incentive Awards be issued in substitution for outstanding Incentive Awards previously granted to Participants, and no repricings of Incentive Awards are permitted at any time under any circumstances, unless the shareholders of the Company expressly approve such substitution or repricing.

Administration

The 2008 Key Partner Plan will be administered by the Human Resources & Compensation Committee of the Company's Board, or such other committee as the Board shall appoint from time to time (the “Committee”). The Committee shall from time to time designate those persons who shall be granted Incentive Awards and the amount, type and other terms and conditions of such Incentive Awards. All of the powers and responsibilities of the Committee under the 2008 Key Partner Plan may be delegated by the Committee, in writing, to any subcommittee thereof. In addition, the Committee may from time to time authorize a committee consisting of one or more Directors to grant Incentive Awards to persons who are not “executive officers” of the Company (within the meaning of such term pursuant to Rule 16a-1 of the Exchange Act), subject to such restrictions and limitations as the Committee may specify.

The Committee will have full authority to administer the 2008 Key Partner Plan, including authority to interpret and construe any provision of the 2008 Key Partner Plan and the terms of any Incentive Award issued under it and to adopt such rules and regulations for administering the 2008 Key Partner Plan, as it may deem necessary. On or after the date of grant of an Incentive Award under the 2008 Key Partner Plan, the Committee may (i) accelerate the date on which any Incentive Award becomes vested, exercisable or transferable, (ii) extend the term of any Incentive Award, including, without limitation, extending the period following a termination of a Participant's employment during which any Incentive Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability or transferability of any Incentive Award or (iv) provide for the payment of dividends or dividend equivalents with respect to any Incentive Award. Decisions of the Committee shall be final and binding on all Participants. No member of the Committee shall be liable for any action, omission or determination relating to the 2008 Key Partner Plan, and MDC Partners indemnifies and holds harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the 2008 Key Partner Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the 2008 Key Partner Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

Incentive Awards That Will Be Granted

The number and type of Incentive Awards that will be granted in the future under the 2008 Key Partner Plan, or that would have been granted had the 2008 Key Partner Plan been in effect during the Company's last fiscal year, are not determinable.

Significant Features of Incentive Awards

Options.  Each Option shall entitle the holder thereof to purchase a specified number of Shares. The exercise price of each Option will be at least equal to 100% of the fair market value of a Share on the date on which the Option is granted. “Fair Market Value” means, with respect to a Class A Share, as of the applicable date of determination (i) the volume weighted average trading price of the Class A Shares on the principal securities exchange on which such shares are then listed or admitted to trading for the five (5) trading days immediately preceding the applicable date of determination, or (ii) if there has been no trading in the Class A

Shares on such securities exchange for the five (5) trading days immediately preceding the applicable date of determination, the average of the closing bid and ask prices for the Class A Shares on the immediately preceding business day as reported on the National Association of Securities Dealers Automated Quotation System, or (iii) if not so reported, as determined by the Committee in its absolute discretion. Options will have terms that do not exceed ten years and will have vesting periods of at least one year, except that vesting may occur in less than one year in the event that performance conditions attached to the Option (or with respect to other Incentive Awards) are satisfied, there is a Change in Control of the Company (as defined in the 2008 Key Partner Plan), an increase or decrease in the number of issued Shares resulting from a subdivision or consolidation or the payment of a stock dividend on the Class A Subordinate Voting Shares or any other increase or decrease in the number of such Shares effected without receipt or payment of consideration by the Company, a merger, consolidation, dissolution or liquidation of MDC Partners, or there is a termination of the employment of a Participant other than for cause or voluntary resignation prior to retirement (“Permitted Acceleration Events”). Each Option shall be subject to earlier termination, expiration or cancellation as provided in the 2008 Key Partner Plan or in the agreement evidencing such Option.

Tandem Stock Appreciation Rights.  The Committee may grant, in connection with any Option, a tandem SAR (“Tandem SAR”). The exercise price per Share of any Tandem SAR will be at least 100% of the fair market value of a Share on the date on which the Tandem SAR is granted, except that the exercise price of a Tandem SAR that is granted after the grant of the related Option may be less than such amount if it is at least equal to the exercise price of the related Option. In general, the exercise of a Tandem SAR by a Participant entitles the Participant to an amount (in cash, Shares or a combination of cash and Shares), with respect to each Share subject thereto, equal to the excess of the fair market value of a Share on the exercise date over the exercise price of the Tandem SAR. The exercise of a Tandem SAR with respect to a number of Shares causes the cancellation of its related Option with respect to an equal number of Shares, and the exercise, cancellation or expiration of an Option with respect to a number of Shares causes the cancellation of its related Tandem SAR with respect to an equal number of Shares.

Stand-Alone Stock Appreciation Rights.  The Committee may grant SARs that do not relate to Options (“Stand-Alone SARs”). The exercise price per Share of any Stand-Alone SAR will be at least 100% of the fair market value of a Share on the date on which the Stand-Alone SAR is granted. In general, the exercise of a Stand-Alone SAR by a Participant entitles the Participant to an amount (in cash, Shares or a combination of cash and Shares), with respect to each Share subject thereto, equal to the excess of the fair market value of a Share on the exercise date over the exercise price of the Stand-Alone SAR.

Other Stock Based Awards.  The Committee may grant equity-based or equity-related Incentive Awards other than Options and SARs in such amounts and subject to such terms and conditions as the Committee determines. Each such Incentive Award may (i) involve the transfer of actual Shares, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of Shares, (ii) be subject to performance-based and/or service-based conditions and (iii) be in the form of phantom stock, restricted stock, restricted stock units, performance shares, or share-denominated performance units. No such Incentive Award will vest or otherwise become payable earlier than three years following the date on which it is granted, other than upon the occurrence of a Permitted Acceleration Event.

Consequences Upon a Change in Control.  Upon the occurrence of a Change in Control of the Company, each Option and SAR outstanding at such time will become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the 2008 Key Partner Plan and the agreement evidencing such Incentive Award.

Performance Based Compensation.  The Committee may grant Incentive Awards that are intended to qualify under the requirements of Section 162(m) of the Tax Code as “qualified performance-based compensation.”

The performance goals upon which the payment or vesting of any Incentive Award (other than Options and SARs) that is intended to so qualify will relate to one or more of the following performance measures: revenue growth, operating income, operating cash flow, net income, earnings per share, cash earnings per share, return on sales, return on assets, return on equity, return on invested capital and total shareholder return.

In the event that the requirements of Section 162(m) and the regulations thereunder change to permit Committee discretion to alter the performance measures, the Committee will have discretion to make such changes. Performance periods may be equal to or longer than, but not less than, one fiscal year of the Company. Within 90 days after the beginning of a performance period, and in any case before 25% of the performance period has elapsed, the Committee shall establish (a) performance goals and objectives for the Company for such performance period, (b) target awards for each Participant, and (c) schedules or other objective methods for determining the applicable performance percentage to be applied to each such target award.

The measurement of any performance measure may exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles and as identified in the Company's audited financial statements, including the notes thereto. Any performance measures may be used to measure the performance of the Company or a subsidiary as a whole or any business unit of the Company or any subsidiary or any combination thereof, as the Committee may deem appropriate, or any of the above performance measures as compared to the performance of a group of comparator companies, or a published or special index that the Committee, in its sole discretion, deems appropriate.

General Plan Provisions

Adjustments Upon Changes in Capitalization.  The 2008 Key Partner Plan provides for an adjustment in the number of Shares available to be issued under the 2008 Key Partner Plan, the number of Shares subject to Incentive Awards and the exercise prices of certain Incentive Awards upon a change in the capitalization of the Company, a stock dividend or split, a merger, consolidation, combination or exchange of Shares and certain other similar events.

Tax Withholding.  The 2008 Key Partner Plan provides that Participants may elect to satisfy certain federal income tax withholding requirements by remitting to the Company cash or, subject to certain conditions, Shares or by instructing the Company to withhold Shares payable to the Participant.

Assignment and Transfer. Options and SARs may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.

Amendment.  The Board may at any time suspend or discontinue the 2008 Key Partner Plan or revise or amend it in any respect whatsoever, except that, in general, no revision or amendment may, without the approval of shareholders of the Company, (i) increase the number of Class A Shares that may be issued under the 2008 Key Partner Plan; (ii) materially modify the requirements as to eligibility for participation in the 2008 Key Partner Plan; (iii) reduce the applicable exercise price of any option or award; (iv) amend the number of Class A Shares which may be issued to insiders of the Company; or (v) permit the Company to extend the term of any option or award where the original expiration date falls within a blackout period or other trading restriction imposed by the Company.

Term of the Plan.  No grants may be made under the 2008 Key Partner Plan after April 28, 2015.

U.S. Federal Income Tax Consequences

Following is a brief summary of the U.S. federal income tax consequences of the issuance and exercise of Options and SARs.

Options.  A Participant will not be deemed to receive any income at the time an Option is granted, nor will the Company be entitled to a deduction at that time. However, when any part of an Option is exercised the Participant will be deemed to have received ordinary income in an amount equal to the difference between the exercise price of the Option and the fair market value of the Shares received on the exercise of the Option. The Company will be entitled to a U.S. federal income tax deduction in an amount equal to the amount of ordinary income realized by the Participant.

Upon any subsequent sale of the Shares acquired upon the exercise of an Option, any gain (the excess of the amount received over the fair market value of the Shares on the date ordinary income was recognized) or loss (the excess of the fair market value of the Shares on the date ordinary income was recognized over the amount received) will be a long-term capital gain or loss if the sale occurs more than one year after such date or recognition and otherwise will be a short-term capital gain or loss.

If all or any part of the exercise price of an Option is paid by the Participant with Shares, no gain or loss will be recognized on the Shares surrendered in payment. The number of Shares received on such exercise equal to the number of Shares surrendered will have the same basis and holding period, for purposes of determining whether subsequent dispositions result in long-term or short-term capital gain or loss, as the basis and holding period of the Shares surrendered. The balance of the Shares received on such exercise will be treated for U.S. federal income tax purposes as described in the preceding paragraphs as though issued upon the exercise of the Option for an exercise price equal to the consideration, if any, paid by the Participant in cash. The Participant's compensation, which is taxable as ordinary income upon such exercise, and the Company's deduction, will not be affected by whether the exercise price is paid in cash or in Shares.

SARs.  A Participant will not be deemed to receive any income at the time an SAR is granted, nor will the Company be entitled to a deduction at that time. However, when any part of the SAR is exercised, the Participant will be deemed to have received compensation taxable as ordinary income in an amount equal to the amount of cash received and the Company will be entitled to a tax deduction in an equal amount.

The Resolution

The resolution approving the 2008 Key Partner Incentive Plan requires a simple majority of the votes cast at the Meeting. The resolution is also subject to acceptance by the TSX and NASDAQ. The Board therefore seeks your approval and support for the following resolution:

RESOLVED:

THAT the 2008 Key Partner Incentive Plan of the Company, which authorizes the issuance of 600,000 Class A Subordinate Voting Shares of the Company, is hereby approved; and

THAT any director or officer of the Company be and is hereby authorized to notify The Toronto Stock Exchange Inc. and NASDAQ if required, of the approval of the 2008 Key Partner Incentive Plan and to do all such acts and things and to execute and file such other documents, whether under the corporate seal of the Company or otherwise, that may be necessary or desirable to give effect to this resolution.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” APPROVAL OF THE 2008 KEY PARTNER INCENTIVE PLAN.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, the Company’s directors, executive officers and any persons holding 10% or more of the common stock are required to report their ownership of common stock and any changes in that ownership to the U.S. Securities and Exchange Commission (the “SEC”) and to furnish the Company with copies of such reports. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file on a timely basis by such persons. To the Company’s knowledge, based solely upon a review of copies of such reports received by the Company which were filed with the SEC for the fiscal year ended December 31, 2007, and upon written representations from such persons that no other reports were required, the Company has been advised that all reports required to be filed under Section 16(a) have been timely filed with the SEC, with the exception of the following filings: (i) Miles S. Nadal: Report on Form 4 that was filed on July 27, 2007 (two days late); and (ii) Gavin Swartzman: Report on Form 4 that was filed on September 4, 2007 (two days late).

ADDITIONAL INFORMATION

A copy of the Annual Report on Form 10-K filed by MDC Partners with the Securities and Exchange Commission for 2007 is available, without charge, to shareholders at MDC Partners’ website at www.mdc-partners.com, on the Securities and Exchange Commission’s website at www.sec.gov, on the SEDAR website at www.sedar.com, or upon written request to 950 Third Avenue, New York, N.Y. 10022, Attention: Investor Relations. Financial information is provided in MDC Partners’ comparative financial statements and MD&A for the year ended December 31, 2007. A copy of MDC Partners’ most recent consolidated financial statements, interim financial statements, Annual Information Form and proxy statement and management information circular may also be obtained by shareholders, without charge, upon written request from the Secretary of MDC Partners or from the Securities and Exchange Commission’s website at www.sec.gov or the SEDAR website at www.sedar.com.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL GENERAL MEETING

Under certain circumstances, stockholders are entitled to present proposals at stockholder meetings. The 2009 Annual Meeting of Stockholders will be held on or about May 29, 2009. Proposals of stockholders intended to be included in the proxy materials for the 2009 Annual Meeting of Stockholders must be received by the Secretary of the Company, 950 Third Avenue, New York, N.Y. 10022, by December 21, 2008 in a form that complies with the Company’s Bylaws and applicable requirements.

GENERAL

Management knows of no matter to come before the Meeting other than the matters referred to in the accompanying Notice. If any matters which are not now known should properly come before the Meeting, the accompanying proxy instrument will be voted on such matters in accordance with the best judgment of the person voting it.

The contents and sending of this Proxy Statement and Management Information Circular have been approved by the Board as of the date hereof.

By order of the Board

Toronto, Ontario	Mitchell Gendel
April 24, 2008	General Counsel and Corporate Secretary

EXHIBIT A

MDC PARTNERS INC.

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF MDC PARTNERS INC.
AS ADOPTED BY THE BOARD
ON FEBRUARY 26, 2004

I. Authority

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of MDC Partners Inc. (the “Corporation”) is established pursuant to Section 42 of the Corporation’s Bylaw No. A-l and Section 158 of the Ontario Business Corporations Act. The Committee shall be comprised of three or more directors, as determined from time to time by resolution of the Board. Consistent with the appointment of other Board committees, the members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or at such other time as may be determined by the Board. The Chairman of the Committee shall be designated by the Board, provided that if the Board does not so designate a Chairman, the members of the Committee, by majority vote, may designate a Chairman. The presence in person or by telephone of a majority of the Committee’s members shall constitute a quorum for any meeting of the Committee. All actions of the Committee will require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present.

II. Purpose of the Committee

The Committee’s purpose is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Corporation and its subsidiaries.

The Committee is directly responsible for the appointment (subject to shareholder approval), compensation, retention and oversight of the work of the Corporation’s independent auditor engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Corporation. In accordance with the requirements of the Sarbanes-Oxley Act of 2002 (the “SOA”), the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules promulgated thereunder by the Securities and Exchange Commission (the “SEC”), the rules of the National Association of Securities Dealers, Inc. (the “NASD”), the rules of the Toronto Stock Exchange (the “TSX”) and the rules and instruments promulgated by the Ontario Securities Commission (the “OSC”), the independent auditor must report directly to the Committee and is accountable to the Committee (as representatives of the shareholders of the Corporation). The Committee’s oversight responsibilities include the authority to approve all audit engagement fees and terms, as well as all permitted non-audit engagements and resolution of disagreements between management and the independent auditor regarding financial reporting.

It is the objective of the Committee to maintain free and open means of communications among the Board, the independent auditor, and the financial and senior management of the Corporation.

III. Composition of the Committee

Independence

Each member of the Committee shall be an “independent” director within the meaning of Section 10A(m)(3) of the Exchange Act, Rule 10A-3(b)(1) thereunder, and Rule 4200(a)(15) of the NASD, and an “unrelated” director within the meaning of section 472 of the TSX Listed Company Manual, subject to applicable exceptions.

Financial Literacy and Expertise

All members of the Committee must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. At least one member of the Committee shall be an “audit committee financial expert” within the meaning of applicable SEC and OSC rules and at least one member shall have accounting or related financial experience as required under applicable TSX and NASD rules. Specifically, the audit committee financial expert and the member with accounting or related financial experience must have the following attributes:

(a)	An understanding and ability to analyze and interpret a full set of financial statements, including the notes attached thereto, prepared in accordance with the generally accepted accounting principles used to prepare those statements;
(b)	An ability to assess the general application of generally accepted accounting principles in connection with the accounting for estimates, accruals and reserves;
(c)	Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities;
(d)	An understanding of internal controls and procedures for financial reporting; and
(e)	An understanding of audit committee functions.

The Committee shall ensure that the Corporation provides to applicable regulatory authorities any required certification relating to adequacy of this Charter and composition of the Committee.

IV. Duties and Responsibilities of the Committee

In carrying out its duties and responsibilities, the Committee’s policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. While there is no “blueprint” to be followed by the Committee in carrying out its duties and responsibilities, the following should be considered within the authority of the Committee (it being understood that the Committee may diverge from such matters as considered appropriate given the circumstances):

Selection and Evaluation of Auditors

(a)	Select the firm of independent public accountants to audit the books and accounts of the Corporation and its subsidiaries for each fiscal year;
(b)	Annually Review and approve the terms of engagement and determine the remuneration of Corporation’s independent auditor; and
(c)	Review the performance of the Corporation’s independent auditor and terminate or replace the independent auditor when circumstances warrant.

Independence of Auditors

(a)	Ensure that the Corporation’s independent auditor is independent and capable of exercising impartial judgment on all issues encompassed within its engagement. Regard shall be had to all applicable rules and regulations relating to independence, including those with respect to financial relationships, employment relationships, business relationships, the provision of non-audit services, contingent fees, partner rotation and compensation.
(b)	Ensure that the independent auditor delivers to the Committee on a periodic basis a formal written statement delineating all relationships between the independent auditor and the Corporation, consistent with Independence Standards Board Standard 1;
(c)	Actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor; and
(d)	Take appropriate action to satisfy itself of the auditor’s independence.

General Responsibility for Oversight of Auditors

(a)	The Corporation’s independent auditor shall be ultimately accountable to the Committee and the Committee shall be responsible for the appointment (subject to shareholder approval), compensation, retention and oversight of the work of the Corporation’s independent auditor;

(b)	Pre-approve all audit and permitted non-audit services to be provided by the independent auditor. The Committee may approve policies and procedures for the pre-approval of services to be rendered by the independent auditor, which policies and procedures are detailed as to the particular service. All non-audit services to be provided to the Corporation or any of its subsidiaries by the independent auditor or any of its subsidiaries which are not covered by pre-approval policies and procedures approved by the Committee shall be subject to pre-approval by the Committee; and
(c)	Resolve all disagreements between management and the independent auditor regarding financial reporting.

Oversight of Annual Audit and Quarterly Financial Statements

(a)	Review and approve the annual audit plan of the Corporation’s independent auditor, including the audit and non-audit services that the auditor is providing for the Corporation and its subsidiaries, the level of responsibility assumed by the auditor under generally accepted auditing standards and a summary of the audit approach;
(b)	Before the release of annual financial statements, discuss with the independent auditor all matters required by SAS 61 (including the independent auditor’s responsibility under GAAP, the selection of and changes in significant accounting policies or their application, management judgments and accounting estimates, significant audit adjustments, the independent auditor’s responsibility for information other than financial statements, disagreements with management, consultation with other accountants, and difficulties encountered in performing the audit) and CICA Handbook section 5751 (which governs the communications between the independent auditors and the Committee);
(c)	Receive a report from the Corporation’s independent auditor, prior to the filing of the audit report with the SEC or the OSC, regarding:
(i)	all critical accounting policies and practices used by the Corporation;
(ii)	all material alternative accounting treatments of financial information within Canadian GAAP that have been discussed with management, including the ramifications of the use of such alternative treatments, and the treatment preferred by the independent auditor; and
(iii)	other material communications between the independent auditor and management;
(d)	Review and discuss with management the quarterly financial statements. Discuss with the independent auditor the results of its procedures on the statements.
(e)	Prior to any disclosure, review and recommend to the Board for approval:
(i)	the annual financial statements and related documents (MD&A, AIF, etc.);
(ii)	the quarterly financial reports and related documents (including MD&A); and
(iii)	other disclosure documents containing financial information that would likely be material to either the quarterly or annual financial statements.

Oversight and Monitoring of Other Financial Disclosures

(a)	Review and recommend to the Board for approval all financial information of the Corporation contained in any prospectus, annual information form, information circular or similar document of the Corporation, and any earnings press release to be issued in conjunction with the annual and quarterly results;
(b)	Annually or more frequently as required, discuss with management the types of financial and operational information and earnings guidance to be disclosed to credit rating agencies that are subject to confidentiality agreements. The Committee need not discuss in advance with management each instance in which the Corporation gives earnings guidance to credit rating agencies, unless the substance of a presentation to any credit rating agency constitutes a material shift in the Corporation strategy not previously approved by the Board;

(c)	Annually or more frequently as required, discuss with management the types of financial and operational information and earnings guidance to be disclosed to analysts or shareholders (in groups or one-on-one) and the processes for ensuring that new material information is first or simultaneously disseminated in the public domain and subsequently included on the Corporation’s website. The Committee need not discuss in advance with management each instance in which the Corporation gives earnings guidance to analysts, unless the substance of a presentation to any analyst constitutes a material shift in the Corporation strategy not previously approved by the Board; and
(d)	Review the public disclosure required in connection with the Committee’s pre-approval of audit and non-audit services provided by the independent auditor.

Oversight of Financial Reporting Processes and Internal Controls

(a)	Review with management and the independent auditor the adequacy and effectiveness of the Corporation’s accounting and internal control policies and procedures, including controls and security of the computerized information systems.
(b)	Review with management its compliance with prescribed policies, procedures and internal control;
(c)	Review with management and the independent auditor any reportable conditions and material weaknesses affecting internal control;
(d)	Establish and maintain free and open means of communication between and among the Board, the Committee, the Corporation’s independent auditor and the Corporation’s management; and
(e)	Review with management major financial and asset related risks and the steps taken to monitor and control such risks.

Other Matters

(a)	Meet with outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Corporation;
(b)	Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal controls or auditing matters and the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters;
(c)	Review and approve all related party transactions with any director or nominee, executive officer, holder of more than 5% of any class of the Corporations voting securities or any family member of the foregoing persons, other than those related party transactions in respect of which the Board has delegated review and approval to a special committee of independent directors.
(d)	Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities, including retaining outside counsel or other consultants or experts for this purpose; and
(e)	Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

With respect to the duties and responsibilities listed above, the Committee should:

(a)	Report regularly to the Board on its activities, as appropriate;
(b)	Exercise reasonable diligence in gathering and considering all material information;
(c)	Understand and weigh alternative courses of conduct that may be available;
(d)	Focus on weighing the benefit versus harm to the Corporation and its shareholders when considering alternative recommendations or courses of action;
(e)	If the Committee deems it appropriate, secure independent expert advice and understand the expert’s findings and the basis for such findings, including retaining independent counsel, accountants or others to assist the Committee in fulfilling its duties and responsibilities;

(f)	Provide management and the Corporation’s independent auditor with appropriate opportunities to meet privately with the Committee; and
(g)	Review the Charter of the Audit Committee annually and recommend it to the Board.

V. Meetings of the Committee

The Committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities. As part of its purpose to foster open communications, the Committee shall meet at least annually with management and the Corporation’s independent auditor in separate executive sessions to discuss any matters that the Committee or each of these groups or persons believe should be discussed privately. The Chairman should work with the Chief Financial Officer and management to establish the agendas for Committee meetings. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee shall maintain minutes of its meetings and records relating to those meetings and the Committee’s activities and provide copies of such minutes to the Board.

VI. Advisors and Funding

The Committee shall have the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties and responsibilities. The Corporation shall provide for appropriate funding, as determined by the Committee, for payment of any compensation (i) to any independent auditor engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Corporation, and (ii) to any independent advisors employed by the Committee.

VII. Disclosure and Review of Charter

The charter shall be (1) published in the Corporation’s annual report or information circular once every three years or following a material amendment to it; or (2) be posted in an up-to-date format on the Corporation’s web site. The Committee should review and reassess annually the adequacy of this Charter as required by the applicable rules of Nasdaq or the TSX.

While the Committee has the duties and responsibilities set forth in this Charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management has the responsibility for preparing the financial statements and implementing internal controls and the independent auditor have the responsibility of auditing the financial statements. Similarly, it is not the responsibility of the Committee to resolve disagreements, if any, between management and the independent auditor or to ensure that the Corporation complies with all laws and regulations.

EXHIBIT B

CORPORATE GOVERNANCE
DISCLOSURE OF CORPORATE GOVERNANCE PRACTICES
(CANADIAN NATIONAL INSTRUMENT 58-101)

The directors MDC Partners Inc. consider good corporate governance to be central to the effective and efficient operation of the Corporation. The business of the Corporation is supervised by its board of directors, directly and through its committees. The Canadian Securities Administrators require disclosure on an annual basis of the Corporation’s corporate governance practices in accordance with Form 58-101 — Disclosure of Corporate Governance Practices. The Corporation’s corporate governance practices are set out below.

The Board of Directors

In determining whether a particular director is independent, the Board examines the factual circumstances in the context of that particular year. The Board proposed for election in this Circular is composed of eight members, all of whom are considered to be independent directors with the exception of Messrs. Nadal and Pustil, who are members of management. The following directors of MDC Partners also serve as a director of any other issuer that is a reporting issuer (or the equivalent) in a jurisdiction or a foreign jurisdiction:

Clare Copeland: serves as Chairman of Toronto Hydro, and as a trustee of RioCan Real Estate Investment Trust.

Thomas N. Davidson: serves as Chairman of NuTech Precision Metals, Inc.; serves on the Board of Directors of TLC Vision Corporation and on the Board of OccuLogix, Inc., and is the non-executive Chairman of Azure Dynamics Corporation.

Jeffrey Epstein: serves on the board of directors of Priceline.com, Inc.

Robert J. Kamerschen: serves on the board of directors of IMS Health Inc. and R.H. Donnelley Corporation.

Scott Kauffman: serves on the board of directors of Zango, Inc. and Coremetrics, Inc.

Senator Michael J.L. Kirby: serves as a director of The Bank of Nova Scotia, Extendicare, Ontario Energy Savings Corporation, Indigo and Brainhunter, Inc.

All independent directors frequently meet at the beginning or end of each regularly scheduled quarterly Board or Committee meeting without non-independent directors and management present. The Board has access to information independent of management through MDC Partners’ auditor who reports to the Audit Committee. The specific responsibilities of the Board include reviewing and approving all major strategic decisions, including any change in the strategic direction of MDC Partners and acquisitions and/or divestitures and other matters (such as guarantees) in excess of Cdn$2.5 million; reviewing and approving annual budgets, including capital expenditure plans; reviewing and approving operating results for each quarter and year to date. As part of its ongoing activities, the Board regularly receives and comments upon reports of management as to the performance of MDC Partners’ business and management’s expectations. The Board is therefore of the view that the appropriate structures and procedures are in place to ensure that it can function independent of management.

The Board has selected Mr. Robert J. Kamerschen as the Presiding Director of the Board. Mr. Kamerschen is independent.

Board Mandate

The Board of Directors recently adopted a set of Corporate Governance Guidelines as a framework within which the Board and its Committees will conduct its business. A copy of the Guidelines is available free of charge at MDC Partners’ website at http://www.mdc-partners.com/ir/governance.asp.

Position Descriptions

The Company’s bylaws and the Charters of each Board committee provide a detailed description of the roles and responsibilities of the Board (including the Chairman), management and committees of the Board.

The Human Resources & Compensation Committee (described below) is responsible for establishing, monitoring and evaluating objectives and standards of performance for the Chief Executive Officer and other executive officers on an annual basis. Salary, bonus, loans or other payments for the benefit of the Chief Executive Officer must be reviewed and approved by the Human Resources & Compensation Committee. Related party expenses for services rendered and in the nature of expense reimbursement must also be approved by the Human Resources & Compensation Committee.

Orientation and Continuing Education

New directors to MDC Partners have generally been executives with extensive business experience and directorship responsibilities on the boards of other public and private institutions. Orientation for these individuals is provided through a review of past Board materials and other private and public documents concerning MDC Partners. In addition, Board members are encouraged to attend (at the cost and expense of the Company) continuing education programs identified by the Nominating and Corporate Governance Committee each year to ensure that they maintain the skills necessary for them to meet their obligations as directors.

Ethical Business Conduct

The Company has adopted a Code of Conduct, which applies to all directors, officers (including the Company’s Chief Executive Officer and Chief Financial Officer) and employees of the Company and its subsidiaries. The Code of Conduct was adopted in order to help directors, officers and employees resolve ethical issues. The Code of Conduct covers topics including, but not limited to, conflicts of interest, confidentiality of information and compliance with laws. The Company’s policy is to not permit any waiver of the Code of Conduct for any director or executive officer, except in extremely limited circumstances. The Board, through the Audit Committee, monitors and assesses and claims alleged under the Code of Conduct. Any waiver of this Code of Conduct for directors or officers of the Company must be approved by the Company’s Board of Directors. Amendments to and waivers of the Code of Conduct will be publicly disclosed as required by applicable laws, rules and regulations. The Code of Conduct is available free of charge on the Company’s website at http://www.mdc-partners.com, or by writing to MDC Partners Inc., 950 Third Avenue, New York, NY 10022, Attention: Investor Relations.

Nomination of Directors

The Nominating and Corporate Governance Committee is composed of four members, all of whom are considered to be independent. The Nominating and Corporate Governance Committee is responsible for reviewing and making recommendations to the full Board with respect to developments in the area of corporate governance and the practices of the Board. The Nominating and Corporate Governance Committee is also responsible for evaluating the performance of the Board as a whole and for reporting to the Board with respect to appropriate candidates for nominations to the Board. The current members of the Nominating and Corporate Governance Committee are Messrs. Robert J. Kamerschen (Chairman), Thomas N. Davidson, Scott Kauffman, and Michael Kirby. The Nominating and Corporate Governance Committee’s current charter is available at www.mdc-partners.com/ir/governance.asp.

The Nominating and Corporate Governance Committee identifies, selects and recommends to the Board individuals qualified to serve both on the Board and on Board committees, including persons suggested by shareholders and others. The Nominating and Corporate Governance Committee reviews the background and qualifications of those individuals who are chosen for consideration, including the following attributes and criteria of candidates: experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and any other relevant factors deemed appropriate. Following that review, the Nominating and Corporate Governance Committee then selects nominees and recommends them to the Board for election by the shareholders or appointment by the Board, as the case may be. The Nominating and Corporate Governance Committee also reviews the suitability of each Board member for continued service as a director when that member’s term expires or that member experiences a significant change in status (for example, a change in employment). The Nominating and Corporate Governance Committee has not implemented any particular additional policies or procedures with respect to suggestions received from shareholders with respect to Board or committee nominees.

Pursuant to its charter, the Nominating and Corporate Governance Committee may conduct or authorize investigations or studies into matters with its scope of responsibilities and may retain, at the Company’s expense, such independent counsel or other consultants or advisers at it may deem necessary from time to time. The Nominating and Corporate Governance Committee has the sole authority to retain or terminate any search firm to be used to identify director candidates, including the sole authority to approve its fees and retention terms, with the Company bearing the cost of such fees.

Compensation

The Human Resources & Compensation Committee is composed of four members, all of whom are considered to be independent. The Human Resources & Compensation Committee makes recommendations to the Board on, among other things, the compensation of senior executives. The Human Resources & Compensation Committee discusses personnel and human resources matters including recruitment and development, management succession and benefits plans and grants awards under the 2005 Stock Incentive Plan and the SARs Plan. Salary, bonus or other payments for the benefit of senior management are reviewed and approved by the Human Resources & Compensation Committee. The Human Resources & Compensation Committee reviews the compensation of members of the Board on an annual basis and makes recommendations to the Board. The Board considers their remuneration appropriate given the time commitment, risk and responsibilities associated with the position. The current members of the Human Resources & Compensation Committee are Messrs. Michael J.L. Kirby (Chairman), Robert J. Kamerschen, Scott Kauffman, and Clare Copeland. The Human Resources & Compensation Committee’s current charter is available at www.mdc-partners.com/ir/governance.asp.

Other Board Committees

The Board conducts its business through meetings of the Board and three standing committees: the Audit Committee, the Human Resources & Compensation Committee and the Nominating and Corporate Governance Committee. Copies of the charters of these committees are available, free of charge at MDC Partners’ website located at http://www.mdc-partners.com/ir/governance.asp.

In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues.

Assessments

The Nominating and Corporate Governance Committee is responsible for developing and recommending standards of performance of the Board, its committees and the individual directors through administration of an annual questionnaire. It is the responsibility of the Nominating and Corporate Governance Committee to assess the effectiveness of the Board as a whole and the committees of the Board. Participation of directors is expected at all Board and committee meetings. Directors are asked to notify MDC Partners if they are unable to attend, and attendance at meetings is duly recorded.

EXHIBIT C

MDC PARTNERS INC.
2008 Key Partner Incentive Plan

1. Purpose of the Plan

This 2008 Key Partner Incentive Plan (this “Plan”) of MDC Partners Inc. (the “Company” or “MDC”) is intended to promote the interests of the Company and its shareholders by providing employees and consultants of the Company and its operating subsidiaries (the “Partner Subsidiaries”), who are largely responsible for the management, growth and protection of the operating businesses of the Partner Subsidiaries, with incentives and rewards to encourage them to continue in the service of the Partner Subsidiaries. The Plan is designed to meet this intent by providing such employees and consultants with a proprietary interest in pursuing the long-term growth, profitability and financial success of the Partners Subsidiaries and the Company.

2. Definitions

As used in the Plan, the following definitions apply to the terms indicated below:

(a) “Board of Directors” means the Board of Directors of MDC Partners Inc.

(b) “Change in Control” means the occurrence of any of the following:

(1) Any Person becoming the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act, a “Beneficial Owner”) of twenty-five percent (25%) or more of the combined voting power of MDC's then outstanding voting securities (“Voting Securities”); provided, however that a Change in Control shall not be deemed to occur by reason of an acquisition of Voting Securities directly from MDC or by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) MDC or any Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by MDC (the “MDC Group”), (B) any member of the MDC Group, or (C) any Person in connection with a Non-Control Transaction (as such term is hereinafter defined);

(2) The individuals who, as of April 1, 2008, are members of the Board of Directors (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the members of the Board of Directors; provided, however that if the election, or nomination for election by MDC's shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(3) The consummation of:

(A) A merger, consolidation or reorganization with or into MDC or in which securities of MDC are issued, unless such merger, consolidation or reorganization is a “Non-Control Transaction.” A “Non-Control Transaction” is a merger, consolidation or reorganization with or into MDC or in which securities of MDC are issued where:

(I) the stockholders of MDC, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

(II) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially owning a majority of the voting securities of the Surviving Corporation,

(III) no Person other than (1) any member of the MDC Group, (2) any employee benefit plan (or any trust forming a part thereof) maintained immediately prior to such merger, consolidation or reorganization by any member of the MDC Group, or (3) any Person who, immediately prior to such merger, consolidation or reorganization Beneficially Owns twenty-five percent (25%) or more of the then outstanding Voting Securities, owns, directly or indirectly, twenty-five percent (25%) or more of the combined voting power of the Surviving Corporation's voting securities outstanding immediately following such transaction;

(B) A complete liquidation or dissolution of the Company; or

(C) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a member of the MDC Group).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) becomes the Beneficial Owner of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

(c) “Class A Shares” means MDC’s Class A subordinate voting shares, without par value, or any other security into which such shares shall be changed pursuant to the adjustment provisions of Section 10 of the Plan.

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(e) “Committee” means the Human Resources & Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan.

(f) “Company” means MDC and each of its Subsidiaries, collectively.

(g) “Covered Employee” means a Participant who at the time of reference is a “covered employee” as defined in Code Section 162(m) and the regulations promulgated under Code Section 162(m), or any successor statute.

(h) “Director” means a member of the Board of Directors who is not at the time of reference an employee of the Company.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j) “Fair Market Value” means, with respect to a Class A Share, as of the applicable date of determination (i) the volume weighted average trading price of the Class A Shares on the principal securities exchange on which such shares are then listed or admitted to trading for the five (5) trading days immediately preceding the applicable date of determination, or (ii) if there has been no trading in the Class A Shares on such securities exchange for the five (5) trading days immediately preceding the applicable date of determination, the average of the closing bid and ask prices for the Class A Shares on the immediately preceding business day as reported on the National Association of Securities Dealers Automated Quotation System, or (iii) if not so reported, as determined by the Committee in its absolute discretion.

(k) “Incentive Award” means an Option, SAR or Other Stock-Based Award granted to a Participant pursuant to the terms of the Plan.

(l) “MDC” means MDC Partners Inc., a corporation established under the Canadian Business Corporation Act, and any successor thereto.

(m) “Option” means a non-qualified stock option to purchase Class A Shares granted to a Participant pursuant to Section 6.

(n) “Other Stock-Base Award” means an equity or equity-related award granted to a Participant pursuant to Section 8.

(o) “Participant” means (i) an employee or consultant of any of the Partner Subsidiaries, including any person or company engaged to provide ongoing management or consulting services for the Partner Subsidiaries and (ii) an employee of the Company whose compensation expense is allocated to any of the Partner Subsidiaries, and, at the discretion of any of the foregoing persons, and subject to any required regulatory approvals and conditions, a personal holding company controlled by such person, who or which is eligible to participate in the Plan and to whom one or more Incentive Awards have been granted pursuant to the Plan and, following the death of any such natural person, his successors, heirs, executors and administrators, as the case may be. Any participation in this Plan by a Participant shall be voluntary.

(p) “Partner Subsidiary” means any direct or indirect, majority or wholly-owned “subsidiary corporation” within the meaning of Section 424(f) of the Code, or any other entity that is controlled by the Company that the Committee determines from time to time should be treated as a subsidiary corporation for purposes of this Plan.

(q) “Performance-Based Compensation” means compensation that satisfies the requirements of Section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.

(r) “Performance Measures” means such measures as are described in Section 9 on which performance goals are based in order to qualify certain awards granted hereunder as Performance-Based Compensation.

(s) “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Incentive Award that is intended to qualify as Performance-Based Compensation.

(t) “Permitted Acceleration Event” means (i) with respect to any Incentive Award that is subject to performance-based vesting, the full or partial vesting of such Incentive Award based on satisfaction of the applicable performance-based conditions, (ii) the occurrence of a Change in Control or an event described in Section 10(b), (c) or (d) or (iii) any termination of the employment of a Participant, other than a termination for cause (as defined by the Committee) or voluntary termination prior to retirement (as defined by the Committee).

(u) “Person” means a “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act.

(v) “Plan” means this 2008 Key Partner Incentive Plan, as it may be amended from time to time.

(w) “SAR” means a stock appreciation right granted to a Participant pursuant to Section 7.

(x) “Securities Act” means the Securities Act of 1933, as amended.

3. Stock Subject to the Plan

(a) In General

Subject to adjustment as provided in Section 10 and the following provisions of this Section 3, the maximum number of Class A Shares that may be covered by Incentive Awards granted under the Plan shall not exceed 600,000 Class A Shares. Class A Shares issued under the Plan may be either authorized and unissued shares or treasury shares, or both, at the discretion of the Committee.

For purposes of the preceding paragraph, Class A Shares covered by Incentive Awards shall only be counted as used to the extent they are actually issued and delivered to a Participant (or such Participant’s permitted transferees as described in the Plan) pursuant to the Plan. For purposes of clarification, in accordance with the preceding sentence if an Incentive Award is settled for cash or if Class A Shares are withheld to pay the exercise price of an Option or to satisfy any tax withholding requirement in connection with an Incentive Award only the shares issued (if any), net of the shares withheld, will be deemed delivered for purposes of determining the number of Class A Shares that are available for delivery under the Plan. In addition, if Class A Shares are issued subject to conditions which may result in the forfeiture, cancellation or return of such shares to the Company, any portion of the shares forfeited, cancelled or returned shall be treated as not issued pursuant to the Plan. In addition, if Class A Shares owned by a Participant (or such Participant’s permitted transferees as described in the Plan) are tendered (either actually or through attestation) to the Company in payment of any obligation in connection with an Incentive Award, the number of shares tendered shall be added to the number of Class A Shares that are available for delivery under the Plan. In addition, if the Company uses cash received by the Company in payment of the exercise price or purchase price in connection with any Incentive Award granted pursuant to the Plan to repurchase Class A Shares from any Person, the shares so repurchased will be added to the aggregate number of shares available for delivery under the Plan. For purposes of the preceding sentence, Class A Shares repurchased by the Company shall be deemed to have been repurchased using such funds only to the extent that such funds have actually been previously received by the Company and that the Company promptly designates in its books and records that such repurchase was paid for with such funds. Class A Shares covered by Incentive Awards granted pursuant to the Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger (within the meaning of NASD Rule 4350) shall not count as used under the Plan for purposes of this Section 3.

Subject to adjustment as provided in Section 10, the maximum number of Class A Shares that may be covered by Incentive Awards granted under the Plan to any single Participant in any fiscal year of the Company shall not exceed 60,000 shares, prorated on a daily basis for any fiscal year of the Company that is shorter than 365 days.

(b) Prohibition on Substitutions and Repricings

In no event shall any new Incentive Awards be issued in substitution for outstanding Incentive Awards previously granted to Participants, nor shall any repricing (within the meaning of US generally accepted accounting practices or any applicable stock exchange rule) of Incentive Awards issued under the Plan be permitted at any time under any circumstances, in each case unless the shareholders of the Company expressly approve such substitution or repricing.

(c) Annual Limitation on Grants.

The Committee shall limit annual grants of equity awards under this Plan to an aggregate amount equal to not more than two percent (2%) of the number of issued and outstanding shares of the Company’s capital stock at the beginning of the Company’s fiscal year.

4. Administration of the Plan

The Plan shall be administered by a Committee of the Board of Directors consisting of two or more persons, each of whom qualify as non-employee directors (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act), and as “outside directors” within the meaning of Treasury Regulation Section 1.162-27(e)(3). The Committee shall, consistent with the terms of the Plan, from time to time designate those who shall be granted Incentive Awards under the Plan and the amount, type and other terms and conditions of such Incentive Awards. All of the powers and responsibilities of the Committee under the Plan may be delegated by the Committee, in writing, to any subcommittee thereof. In addition, the Committee may from time to time authorize a committee consisting of one or more Directors to grant Incentive Awards to persons who are not “executive officers” of MDC (within the meaning of Rule 16a-1 under the Exchange Act), subject to such restrictions and limitation as the Committee may specify. In addition, the Board of Directors may, consistent with the terms of the Plan, from time to time grant Incentive Awards to Directors.

The Committee shall have full discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and the terms of any Incentive Award (and any agreement evidencing any Incentive Award) granted thereunder and to adopt and amend from time to time such rules and regulations for the administration of the Plan as the Committee may deem necessary or appropriate. Without limiting the generality of the foregoing, (i) the Committee shall determine whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment and (ii) the employment of a Participant with the Company shall be deemed to have terminated for all purposes of the Plan if such person is employed by or provides services to a Person that is a Subsidiary of the Company and such Person ceases to be a Subsidiary of the Company, unless the Committee determines otherwise. Decisions of the Committee shall be final, binding and conclusive on all parties.

On or after the date of grant of an Incentive Award under the Plan, the Committee may (i) accelerate the date on which any such Incentive Award becomes vested, exercisable or transferable, as the case may be, (ii) extend the term of any such Incentive Award, including, without limitation, extending the period following a termination of a Participant’s employment during which any such Incentive Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability or transferability, as the case may be, of any such Incentive Award or (iv) provide for the payment of dividends or dividend equivalents with respect to any such Incentive Award.

No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and MDC shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5. Eligibility

The Persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be (i) an employee or consultant of any of the Partner Subsidiaries, including any person or company engaged to provide ongoing management or consulting services for the Partner Subsidiaries and (ii) an employee of the Company whose compensation expense is allocated to any of the Partner Subsidiaries, including any person or company engaged to provide ongoing management or consulting services for the Partner Subsidiaries and, at the discretion of any of the foregoing persons, and subject to any required regulatory approvals and conditions, a personal holding company controlled by such person, whom the Committee shall select from time to time. All Incentive Awards granted under the Plan shall be evidenced by a separate written agreement entered into by the Company and the recipient of such Incentive Award.

6. Options

The Committee may from time to time grant Options, subject to the following terms and conditions:

(a) Exercise Price

The exercise price per Class A Share covered by any Option shall be not less than 100% of the Fair Market Value of a Class A Share on the date on which such Option is granted.

(b) Term and Exercise of Options

(1) Each Option shall become vested and exercisable on such date or dates, during such period and for such number of Class A Shares as shall be determined by the Committee on or after the date such Option is granted; provided, however that no Option shall be exercisable after the expiration of ten years from the date such Option is granted; provided, further that no Option shall become exercisable earlier than one year after the date on which it is granted, other than upon the occurrence of a Permitted Acceleration Event; and, provided, further, that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan or in the agreement evidencing such Option.

(2) Each Option may be exercised in whole or in part; provided, however that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(3) An Option shall be exercised by such methods and procedures as the Committee determines from time to time, including without limitation through net physical settlement or other method of cashless exercise.

(4) Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of a Participant, only by the Participant.

(c) Effect of Termination of Employment or other Relationship

The agreement evidencing the award of each Option shall specify the consequences with respect to such Option of the termination of the employment, service as a director or other relationship between the Company and the Participant holding the Option.

(d) Effect of Change in Control

Upon the occurrence of a Change in Control, each Option outstanding at such time shall become fully and immediately vested and exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan and the agreement evidencing such Option.

7. Stock Appreciation Rights

The Committee may from time to time grant SARs, subject to the following terms and conditions:

(a) Stand-Alone and Tandem; Cash and Stock-Settled

SARs may be granted on a stand-alone basis or in tandem with an Option. Tandem SARs may be granted contemporaneously with or after the grant of the Options to which they relate. SARs may be settled in Class A Shares or in cash.

(b) Exercise Price

The exercise price per Class A Share covered by any SAR shall be not less than 100% of the Fair Market Value of a Class A Share on the date on which such SAR is granted; provided, however that the exercise price of an SAR that is tandem to an Option and that is granted after the grant of such Option may have an exercise price less than 100% of the Fair Market Value of a Class A Share on the date on which such SAR is granted provided that such exercise price is at least equal to the exercise price of the related Option.

(c) Benefit Upon Exercise

The exercise of an SAR with respect to any number of Class A Shares prior to the occurrence of a Change in Control shall entitle the Participant to (i) a cash payment, for each such share, equal to the excess of (A) the Fair Market Value of a Class A Share on the effective date of such exercise over (B) the per share exercise price of the SAR, (ii) the issuance or transfer to the Participant of the greatest number of whole Class A Shares which on the date of the exercise of the SAR have an aggregate Fair Market Value equal to such excess or (iii) a combination of cash and Class A Shares in amounts equal to such excess, as determined by the Committee. The exercise of an SAR with respect to any number of Class A Shares upon or after the occurrence of a Change in Control shall entitle the Participant to a cash payment, for each such share, equal to the excess of (i) the greater of (A) the highest price per share of Class A Shares paid in connection with such Change in Control and (B) the Fair Market Value of Class A Shares on the effective date of exercise over (ii) the per share exercise price of the SAR. Such payment, transfer or issuance shall occur as soon as practical, but in no event later than five business days, after the effective date of exercise.

(d) Term and Exercise of SARs

(1) Each SAR shall become vested and exercisable on such date or dates, during such period and for such number of Class A Shares as shall be determined by the Committee on or after the date such SAR is granted; provided, however that no SAR shall be exercisable after the expiration of ten years from the date such SAR is granted; provided, further that no SAR shall become exercisable earlier than one year after the date on which it is granted, other than upon the occurrence of a Permitted Acceleration Event; and, provided, further, that each SAR shall be subject to earlier termination, expiration or cancellation as provided in the Plan or in the agreement evidencing such SAR.

(2) Each SAR may, to the extent vested and exercisable, be exercised in whole or in part; provided, however that no partial exercise of an SAR shall be for an aggregate exercise price of less than $1,000. The partial exercise of an SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(3)An SAR shall be exercised by such methods and procedures as the Committee determines from time to time.

(4) SARs may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of a Participant, only by the Participant.

(5)The exercise with respect to a number of Class A Shares of an SAR granted in tandem with an Option shall cause the immediate cancellation of the Option with respect to the same number of shares. The exercise with respect to a number of Class A Shares of an Option to which a tandem SAR relates shall cause the immediate cancellation of the SAR with respect to an equal number of shares.

(e) Effect of Termination of Employment or other Relationship

The agreement evidencing the award of each SAR shall specify the consequences with respect to such SAR of the termination of the employment, service as a director or other relationship between the Company and Participant holding the SAR.

(f) Effect of Change in Control

Upon the occurrence of a Change in Control, each SAR outstanding at such time shall become fully and immediately vested and exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan and the agreement evidencing such SAR.

8. Other Stock-Based Awards

The Committee may grant equity-based or equity-related awards not otherwise described herein in such amounts and subject to such terms and conditions as the Committee shall determine. Without limiting the generality of the preceding sentence, each such Other Stock-Based Award may (i) involve the transfer of actual Class A Shares to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of Class A Shares, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of phantom stock, restricted stock, restricted stock units, performance shares, or share-denominated performance units and (iv) be designed to comply with applicable laws of jurisdictions other than the United States. Notwithstanding anything in this Section 8, no Other Stock-Based Award shall vest or otherwise become payable earlier than three years following the date on which it is granted, other than upon the occurrence of a Permitted Acceleration Event.

9. Performance Measures

(a) Performance Measures

The performance goals upon which the payment or vesting of any Incentive Award (other than Options and SARs) to a Covered Employee that is intended to qualify as Performance-Based Compensation depends shall relate to one or more of the following Performance Measures: revenue growth, operating income, operating cash flow, net income, earnings per share, cash earnings per share, return on sales, return on assets, return on equity, return on invested capital and total shareholder return.

Performance Periods may be equal to or longer than, but not less than, one fiscal year of the Company. Within 90 days after the beginning of a Performance Period, and in any case before 25% of the Performance Period has elapsed, the Committee shall establish (a) performance goals and objectives for the Company for such Performance Period, (b) target awards for each Participant, and (c) schedules or other objective methods for determining the applicable performance percentage to be applied to each such target award.

The measurement of any Performance Measure(s) may exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles and as identified in the Company’s audited financial statements, including the notes thereto. Any Performance Measure(s) may be used to measure the performance of the Company or a Subsidiary as a whole or any business unit of the Company or any Subsidiary or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or a published or special index that the Committee, in its sole discretion, deems appropriate.

Nothing in this Section 9 is intended to limit the Committee’s discretion to adopt conditions with respect to any Incentive Award that is not intended to qualify as Performance-Based Compensation that relate to performance other than the Performance Measures.

(b) Committee Discretion

In the event that the requirements of Section 162(m) and the regulations thereunder change to permit Committee discretion to alter the Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

10. Adjustment Upon Changes in Class A Shares

(a) Shares Available for Grants

In the event of any change in the number of Class A Shares outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of Class A Shares with respect to which the Committee may grant Incentive Awards and the maximum aggregate number of Class A Shares with respect to which the Committee may grant Incentive Awards to any individual Participant in any year shall be appropriately adjusted by the Committee. In the event of any change in the number of Class A Shares outstanding by reason of any other similar event or transaction, the Committee may, but need not, make such adjustments in the number and class of Class A Shares with respect to which Incentive Awards may be granted as the Committee may deem appropriate.

(b) Increase or Decrease in Issued Shares Without Consideration

Subject to any required action by the shareholders of MDC, in the event of any increase or decrease in the number of issued Class A Shares resulting from a subdivision or consolidation of Class A Shares or the payment of a stock dividend (but only on the Class A Shares), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall proportionally adjust the number of Class A Shares subject to each outstanding Incentive Award and the exercise price per Class A Share of each such Incentive Award.

(c) Certain Mergers

Subject to any required action by the shareholders of MDC, in the event that MDC shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of Class A Shares receive securities of another corporation), each Incentive Award outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of Class A Shares subject to such Incentive Award would have received in such merger or consolidation.

(d) Certain Other Transactions

In the event of (i) a dissolution or liquidation of MDC, (ii) a sale of all or substantially all of MDC’s assets, (iii) a merger or consolidation involving MDC in which MDC is not the surviving corporation or (iv) a merger or consolidation involving MDC in which MDC is the surviving corporation but the holders of Class A Shares receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to:

(i) cancel, effective immediately prior to the occurrence of such event, each Incentive Award (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Incentive Award was granted an amount in cash, for each Class A Share subject to such Incentive Award equal to the value, as determined by the Committee in its reasonable discretion, of such Incentive Award, provided that with respect to any outstanding Option or SAR such value shall be equal to the excess of (A) the value, as determined by the Committee in its reasonable discretion, of the property (including cash) received by the holder of Class A Shares as a result of such event over (B) the exercise price of such Option or SAR; or

(ii) provide for the exchange of each Incentive Award (whether or not then exercisable or vested) for an incentive award with respect to, as appropriate, some or all of the property which a holder of the number of Class A Shares subject to such Incentive Award would have received in such transaction and, incident thereto, make an equitable adjustment as determined by the Committee in its reasonable discretion in the exercise price of the incentive award, or the number of shares or amount of property subject to the incentive award or, if appropriate, provide for a cash payment to the Participant to whom such Incentive Award was granted in partial consideration for the exchange of the Incentive Award.

(e) Other Changes

In the event of any change in the capitalization of MDC or corporate change other than those specifically referred to in paragraphs (b), (c) or (d), the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Incentive Awards outstanding on the date on which such change occurs and in such other terms of such Incentive Awards as the Committee may consider appropriate to prevent dilution or enlargement of rights.

(f) No Other Rights

Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of MDC or any other corporation. Except as expressly provided in the Plan, no issuance by MDC of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Class A Shares subject to any Incentive Award.

11. Rights as a Stockholder

No person shall have any rights as a stockholder with respect to any Class A Shares covered by or relating to any Incentive Award granted pursuant to the Plan until the date of the issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 10 hereof, no adjustment of any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

12. No Special Employment Rights; No Right to Incentive Award

(a) Nothing contained in the Plan or any Incentive Award shall confer upon any Participant any right with respect to the continuation of his employment by or service to the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Incentive Award.

(b) No person shall have any claim or right to receive an Incentive Award hereunder. The Committee’s granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant an Incentive Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

13. Securities Matters

(a) MDC shall be under no obligation to effect the registration pursuant to the Securities Act of any Class A Shares to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, MDC shall not be obligated to cause to be issued or delivered any certificates evidencing Class A Shares pursuant to the Plan unless and until MDC is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Class A Shares are traded and that the Participant has delivered all notices and documents required to be delivered to the Company in connection therewith. The Committee may require, as a condition to the issuance and delivery of certificates evidencing

Class A Shares pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee deems necessary or desirable.

(b) The exercise of any Option granted hereunder shall only be effective at such time as counsel to MDC shall have determined that the issuance and delivery of Class A Shares pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Class A Shares are traded. MDC may, in its sole discretion, defer the effectiveness of an exercise of an Option hereunder or the issuance or transfer of Class A Shares pursuant to any Incentive Award pending or to ensure compliance under federal or state securities laws. MDC shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option or the issuance or transfer of Class A Shares pursuant to any Incentive Award. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

14. Withholding Taxes

(a) Cash Remittance

Whenever Class A Shares are to be issued upon the exercise of an Option or the grant or vesting of an Incentive Award, MDC shall have the right to require the Participant to remit to MDC in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such exercise, grant or vesting prior to the delivery of any certificate or certificates for such shares or the effectiveness of the lapse of such restrictions. In addition, upon the exercise or settlement of any Incentive Award in cash, MDC shall have the right to withhold from any cash payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise or settlement.

(b) Stock Remittance

At the election of the Participant, subject to the approval of the Committee, when Class A Shares are to be issued upon the exercise, grant or vesting of an Incentive Award, the Participant may tender to MDC a number of Class A Shares that have been owned by the Participant for at least six months (or such other period as the Committee may determine) having a Fair Market Value at the tender date determined by the Committee to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise, grant or vesting but not greater than such withholding obligations. Such election shall satisfy the Participant’s obligations under Section 14(a) hereof, if any.

(c) Stock Withholding

At the election of the Participant, subject to the approval of the Committee, when Class A Shares are to be issued upon the exercise, grant or vesting of an Incentive Award, MDC shall withhold a number of such shares having a Fair Market Value at the exercise date determined by the Committee to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise, grant or vesting but not greater than such withholding obligations. Such election shall satisfy the Participant’s obligations under Section 14(a) hereof, if any.

15. Amendment or Termination of the Plan

The Board of Directors may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the shareholders no revision or amendment shall except as provided in Section 10 hereof, (i) increase the number of Class A Shares that may be issued under the Plan; (ii) materially modify the requirements as to eligibility for participation in the Plan; (iii) reduce the applicable exercise price of any option or award; (iv) amend the number of Class A Shares which may be issued to insiders of the Company; or (v) permit the Company to extend the term of any option or award where the original expiration date falls within a blackout period or other trading restriction imposed by the Company; provided, however, that if the expiration date of any option or award falls on, or within nine (9) trading days immediately following, a date upon which a Participant is prohibited from exercising such option or award due to a blackout period or other trading restriction imposed by the Company, then the expiration date of such option or award shall be automatically extended to the tenth (10th) trading day following the date the relevant black-out period or other trading restriction imposed by the Company is lifted, terminated or removed. Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority hereunder pursuant to Section 4 hereof, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant’s rights under any previously granted and outstanding Incentive Award. Nothing herein shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.

If any provision of the Plan or any agreement entered into pursuant to the Plan contravenes any law or any order, policy, by-law or regulation of any regulatory body or stock exchange having authority over the Company or the Plan, then such provision shall be deemed to be immediately amended, at the time of such contravention, to the extent required to bring such provision into compliance therewith.

16. No Obligation to Exercise

The grant to a Participant of an Option or SAR shall impose no obligation upon such Participant to exercise such Option or SAR.

17. Transfers Upon Death

Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised only by the executors or administrators of the Participant’s estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Incentive Award, or the right to exercise any Incentive Award, shall be effective to bind MDC unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Incentive Award.

18. Expenses and Receipts

The expenses of the Plan shall be paid by MDC. Any proceeds received by MDC in connection with any Incentive Award will be used for general corporate purposes.

19. Governing Law

The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of the State of New York, without regard to its conflict of law principles, except to the extent that the application of New York law would result in a violation of the Canadian Business Corporation Act.

22. Effective Date and Term of Plan

The Plan was adopted by the Board of Directors on April 24, 2008, subject to the approval of the Plan by the shareholders of MDC on May 30, 2008. No grants may be made under the Plan after April 24, 2018.

FORM OF PROXY — CLASS A SHARES

MDC PARTNERS INC.

FORM OF PROXY

THIS PROXY IS SOLICITED BY THE MANAGEMENT OF MDC PARTNERS INC. (“MDC PARTNERS”) FOR USE AT THE ANNUAL AND SPECIAL MEETING OF THE SHAREHOLDERS TO BE HELD ON MAY 30, 2008.

The undersigned, a shareholder of MDC Partners, hereby nominates, constitutes and appoints as his or her nominee Mr. Miles S. Nadal, or failing him, Mr. Mitchell Gendel, or instead of any of the foregoing (strike out preceding names and print name of alternative nominee),  with full power of substitution, to attend and vote all of the common shares of MDC Partners held by the undersigned for and on behalf of the undersigned at the annual and special meeting of shareholders of MDC Partners to be held on Friday, May 30, 2008 at the Core Club, 66 E. 55th Street, New York, N.Y. commencing at 10:30 a.m. (New York City time) (the “Meeting”) and at any adjournment or postponement thereof in the manner indicated:

1.	The nominees proposed by management to act as directors of MDC Partners, to hold office until successors are elected at the next annual meeting of MDC Partners, or any adjournment or postponement thereof, or until his successor is otherwise elected, are:

Miles S. Nadal
Robert J. Kamerschen
Clare Copeland
Thomas N. Davidson
Jeffrey Epstein
Scott L. Kauffman
Michael J.L. Kirby
Stephen M. Pustil

to Vote FOR ☐ all nominees listed above (except for the following nominees from whom I withhold my vote): or to ☐ WITHOLD from Voting for all nominees

2.	to Vote FOR ☐ or to ☐ WITHHOLD from Voting, (or, if no specification is made, FOR), a resolution appointing BDO Seidman, LLP to act as auditors of MDC Partners and to authorize the directors to fix their remuneration.
3.	to Vote FOR ☐ or to ☐ WITHHOLD from Voting, (or, if no specification is made, FOR), a resolution approving the proposed the Company’s 2008 Key Partner Incentive Plan.

I HEREBY REVOKE ANY PRIOR PROXY OR PROXIES. WITH RESPECT TO AMENDMENTS OR VARIATIONS TO ANY MATTER IN THE NOTICE OF MEETING AND ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING, I HEREBY CONFER DISCRETIONARY AUTHORITY ON THE PERSON WHO VOTES AND ACTS ON MY BEHALF HEREUNDER TO VOTE WITH RESPECT TO AMENDMENTS OR VARIATIONS TO THE ABOVE MATTERS AND ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, AS HE OR SHE THINKS FIT. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON ANY VOTE OR BALLOT CALLED.

DATED this   day of , 2008.

PRINT NAME:

Signature of Registered Shareholder:

Number of Class A Shares Represented Hereby:

INSTRUCTIONS FOR PROXY:

1.	This proxy must be dated and signed by a shareholder or his or her attorney duly authorized in writing, or if the shareholder is a corporation, by the proper officers or directors under its corporate seal, or by an officer or attorney thereof duly authorized. When signing in a fiduciary or representative capacity, please give full title as such.
2.	A shareholder has the right to appoint a person to attend and act for him or her and on his or her behalf at the Meeting other than the persons designated in this form of proxy. Such right may be exercised by filling in the name of such person in the blank space provided and striking out the names of management’s nominees. A person appointed as nominee to represent a shareholder need not be a shareholder of MDC Partners. A person appointed as your proxy holder must be present at the Meeting to vote.
3.	If not dated, this proxy is deemed to bear the date on which it was mailed on behalf of the management of MDC Partners.
4.	Each shareholder who is unable to attend the Meeting is respectfully requested to date and sign this form of proxy and return it using the self-addressed envelope provided.
5.	To be valid, this proxy must be received by the proxy department of CIBC Mellon Trust Company, Attn: Proxy Department, P.O. Box 721, Agincourt, Ontario M1S 0A1, not later than 4:30 pm (Eastern Daylight Time) on Wednesday, May 28, 2008, or 48 hours before the time of the holding of any adjourned or postponed Meeting, or delivered to the Chairman on the day of the Meeting or any adjournment or postponement thereof.
6.	Any of the joint holders of common shares of MDC Partners may sign a form of proxy in respect of such common shares but, if more than one of them is present at the Meeting or represented by proxy holder, then that one of them whose name appears first in the register of the holders of such common shares, or that one’s proxy holder will alone be entitled to vote in respect thereof.

FORM OR PROXY — CLASS B SHARES

MDC PARTNERS INC.

FORM OF PROXY

THIS PROXY IS SOLICITED BY THE MANAGEMENT OF MDC PARTNERS INC. (“MDC PARTNERS”) FOR USE AT THE ANNUAL AND SPECIAL MEETING OF THE SHAREHOLDERS TO BE HELD ON MAY 30, 2008.

The undersigned, a shareholder of MDC Partners, hereby nominates, constitutes and appoints as his or her nominee Mr. Miles S. Nadal, or failing him, Mr. Mitchell Gendel, or instead of any of the foregoing (strike out preceding names and print name of alternative nominee), with full power of substitution, to attend and vote all of the common shares of MDC Partners held by the undersigned for and on behalf of the undersigned at the annual and special meeting of shareholders of MDC Partners to be held on Friday, May 30, 2008 at the Core Club, 66 E. 55th Street, New York, N.Y. commencing at 10:30 a.m. (New York City time) (the “Meeting”) and at any adjournment or postponement thereof in the manner indicated:

1.	The nominees proposed by management to act as directors of MDC Partners, to hold office until successors are elected at the next annual meeting of MDC Partners, or any adjournment or postponement thereof, or until his successor is otherwise elected, are:

Miles S. Nadal
Robert J. Kamerschen
Clare Copeland
Thomas N. Davidson
Jeffrey Epstein
Scott L. Kauffman
Michael J.L. Kirby
Stephen M. Pustil

to Vote FOR ☐ all nominees listed above (except for the following nominees from whom I withhold my vote): or to ☐ WITHOLD from Voting for all nominees

2.	to Vote FOR ☐ or to ☐ WITHHOLD from Voting, (or, if no specification is made, FOR), a resolution appointing BDO Seidman, LLP to act as auditors of MDC Partners and to authorize the directors to fix their remuneration.
3.	to Vote FOR ☐ or to ☐ WITHHOLD from Voting, (or, if no specification is made, FOR), a resolution approving the proposed the Company’s 2008 Key Partner Incentive Plan.

I HEREBY REVOKE ANY PRIOR PROXY OR PROXIES. WITH RESPECT TO AMENDMENTS OR VARIATIONS TO ANY MATTER IN THE NOTICE OF MEETING AND ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING, I HEREBY CONFER DISCRETIONARY AUTHORITY ON THE PERSON WHO VOTES AND ACTS ON MY BEHALF HEREUNDER TO VOTE WITH RESPECT TO AMENDMENTS OR VARIATIONS TO THE ABOVE MATTERS AND ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, AS HE OR SHE THINKS FIT. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON ANY VOTE OR BALLOT CALLED.

DATED this   day of , 2008.

PRINT NAME:

Signature of Registered Shareholder:

Number of Class B Shares Represented Hereby:

INSTRUCTIONS FOR PROXY:

1.	This proxy must be dated and signed by a shareholder or his or her attorney duly authorized in writing, or if the shareholder is a corporation, by the proper officers or directors under its corporate seal, or by an officer or attorney thereof duly authorized. When signing in a fiduciary or representative capacity, please give full title as such.
2.	A shareholder has the right to appoint a person to attend and act for him or her and on his or her behalf at the Meeting other than the persons designated in this form of proxy. Such right may be exercised by filling in the name of such person in the blank space provided and striking out the names of management’s nominees. A person appointed as nominee to represent a shareholder need not be a shareholder of MDC Partners. A person appointed as your proxy holder must be present at the Meeting to vote.
3.	If not dated, this proxy is deemed to bear the date on which it was mailed on behalf of the management of MDC Partners.
4.	Each shareholder who is unable to attend the Meeting is respectfully requested to date and sign this form of proxy and return it using the self-addressed envelope provided.
5.	To be valid, this proxy must be received by the proxy department of CIBC Mellon Trust Company, Attn: Proxy Department, P.O. Box 721, Agincourt, Ontario M1S 0A1, not later than 4:30 pm (Eastern Daylight Time) on Wednesday, May 28, 2008, or 48 hours before the time of the holding of any adjourned or postponed Meeting, or delivered to the Chairman on the day of the Meeting or any adjournment or postponement thereof.
6.	Any of the joint holders of common shares of MDC Partners may sign a form of proxy in respect of such common shares but, if more than one of them is present at the Meeting or represented by proxy holder, then that one of them whose name appears first in the register of the holders of such common shares, or that one’s proxy holder will alone be entitled to vote in respect thereof.